EXHIBIT 10.19


                              AMENDED AND RESTATED

                                CREDIT AGREEMENT

                                    Between

                                 NEWBEVCO, INC.

                                      And

                                 COMERICA BANK

                         DATED AS OF DECEMBER 10, 1998

                        $20,000,000.00 Revolving Credit

                               TABLE OF CONTENTS

                                                                                                               Page

SECTION 1. DEFINITIONS........................................................................................... 1
         1.1      Defined Terms.................................................................................. 1
         1.2      Other Definitional Provisions..................................................................18

SECTION 2. AMOUNT AND TERMS OF CREDIT............................................................................19
         2.1      The Revolving Credit...........................................................................19
         2.2      Conversion to Term Loan........................................................................22
         2.3      Use of Proceeds of Revolving Credit............................................................23
         2.4      Interest Rate..................................................................................23
         2.5      Prepayment.....................................................................................24
         2.6      Unused Fee for Revolving Credit................................................................24

SECTION 3. SECURITY AND GUARANTY.................................................................................25
         3.1      Security Interest..............................................................................25
         3.2      Guaranty.......................................................................................25

SECTION 4. REPRESENTATIONS AND WARRANTIES........................................................................26
         4.1      Corporate Existence; Power; Compliance with Law; Restricted Subsidiaries; Name History.........26
         4.2      Capital Stock; Parent; Subsidiaries............................................................26
         4.3      Corporate Power and Authorization to Execute Loan Documents; No Conflict; No Consent...........27
         4.4      Enforceable Obligations........................................................................28
         4.5      Financial Condition............................................................................28
         4.6      No Litigation..................................................................................28
         4.7      Investment Company Act; Regulation.............................................................29
         4.8      Disclosure and No Untrue Statements............................................................29
         4.9      Title to Assets; Leases in Good Standing.......................................................29
         4.10     Investments....................................................................................30
         4.11     Payment of Taxes...............................................................................30
         4.12     Agreement or Contract Restrictions; No Default.................................................30
         4.13     Patents, Trademarks, Licenses, Etc. ...........................................................31
         4.14     Government Contract............................................................................31
         4.15     Compliance with ERISA; Multiemployer Plans.....................................................31
         4.16     Compliance with Environmental Laws.............................................................32
         4.17     Labor Relations................................................................................33
         4.18     Solvency.......................................................................................34
         4.19     Racketeer Influenced and Corrupt Organizations Act.............................................34

SECTION 5. CONDITIONS OF LENDING.................................................................................35
         5.1      Continuing Accuracy of Representations and Warranties..........................................35
         5.2      No Default.....................................................................................35
         5.3      Opinion of the Borrower's Counsel..............................................................35
         5.4      Opinion of the Bank's Counsel..................................................................35
         5.5      Loan Documents.................................................................................36
         5.6      Supporting Documents...........................................................................36

SECTION 6. AFFIRMATIVE COVENANTS.................................................................................36
         6.1      Financial Reports and Other Information........................................................36
         6.2      Payment of Indebtedness to the Bank; Performance of other Covenants; Payment of
                   Other Obligations.............................................................................38
         6.3      Conduct of Business; Maintenance of Existence and Rights.......................................38
         6.4      Maintenance of Property........................................................................39
         6.5      Right of Inspection; Discussions...............................................................39
         6.6      Notices........................................................................................39
         6.7      Payment of Taxes; Liens........................................................................41
         6.8      Insurance of Properties........................................................................41
         6.9      True Books.....................................................................................42
         6.10     Observance of Laws.............................................................................42
         6.11     Further Assurances.............................................................................42
         6.12     ERISA..........................................................................................42
         6.13     Change of Name, Principal Place of Business, Office, or Agent..................................42
         6.14     Financial Covenants............................................................................43

SECTION 7.  NEGATIVE COVENANTS...................................................................................43
         7.1      Limitations on Mortgages, Liens, Etc. .........................................................43
         7.2      Consolidation and Merger, Sale of Assets, Etc. ................................................43
         7.3      Transfer and Sale of Assets; Sale and Leaseback................................................44
         7.4      Restricted Subsidiary Dividends................................................................45
         7.5      Limitations on Restricted Payments.............................................................46
         7.6      Limitations on Restricted Investments..........................................................46
         7.7      Regulation U...................................................................................46
         7.8      Transactions with Affiliates...................................................................47
         7.9      Limitation on Nature of Business...............................................................47
         7.10     Restricted Subsidiaries........................................................................47
         7.11     Changes in Governing Documents, Accounting Methods, Fiscal Year................................48
         7.12     Limitation on Incurrence of Debt...............................................................48

SECTION 8.  EVENTS OF DEFAULT....................................................................................49
         8.1      Payment of Obligations Under Loan Documents....................................................49
         8.2      Representation or Warranty.....................................................................49
         8.3      Covenants under this Agreement.................................................................49
         8.4      Other Covenants Under the Loan Documents.......................................................49
         8.5      Payment, Performance, or Default of other Monetary Obligations.................................49
         8.6      Covenants or Defaults to the Bank or Others....................................................50
         8.7      Liquidation; Dissolution; Bankruptcy; Etc. ....................................................50
         8.8      Involuntary Bankruptcy, Etc. ..................................................................50
         8.9      Judgments......................................................................................50
         8.10     Attachment, Garnishment, Liens Imposed by Law..................................................51
         8.11     ERISA..........................................................................................51
         8.12     Corporate Existence............................................................................51
         8.13     Defaults Generally.............................................................................51

SECTION 9.  REMEDIES OF THE BANK.................................................................................52

SECTION 10.  CHANGES IN LAW OR CIRCUMSTANCES; INCREASED COSTS....................................................52
         10.1     Reimbursement of Prepayment Costs..............................................................52
         10.2     Bank's Eurocurrency Lending Office.............................................................53
         10.3     Circumstances Affecting Eurocurrency-based Rate Availability...................................53
         10.4     Laws Affecting Eurocurrency-based Advance Availability.........................................54
         10.5     Increased Cost of Eurocurrency-based Advances..................................................54
         10.6     Other Increased Costs..........................................................................55

SECTION 11.  MISCELLANEOUS.......................................................................................55
         11.1     Course of Dealing; Amendment; Supplemental Agreements..........................................55
         11.2     Waiver By the Bank of Requirements.............................................................55
         11.3     Waiver of Default..............................................................................56
         11.4     Notices........................................................................................56
         11.5     No Waiver; Cumulative Remedies.................................................................56
         11.6     Reliance Upon, Survival of, and Materiality of Representations and Warranties, Agreements,
                   and Covenants.................................................................................56
         11.7     Set-Off........................................................................................57
         11.8     Severability and Enforceability of Provisions..................................................57
         11.9     Payment of Expenses, Including Attorneys' Fees and Taxes.......................................57
         11.10    Obligations Absolute...........................................................................58
         11.11    Successors and Assigns.........................................................................58
         11.12    Counterparts; Effective Date...................................................................58
         11.13    Participations.................................................................................59
         11.14    Law of Michigan................................................................................59
         11.15    Consent to Jurisdiction........................................................................59
         11.16    Title and Headings; Table of Contents..........................................................59
         11.17    Complete Agreement; No Other Consideration.....................................................59
         11.18    Legal or Governmental Limitations..............................................................60
         11.19    Interest.......................................................................................60
         11.20    Independence of Covenants......................................................................60
         11.21    Amendment and Restatement......................................................................60
         11.22    WAIVER OF TRIAL BY JURY........................................................................60


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                      AMENDED AND RESTATED CREDIT AGREEMENT

     THIS CREDIT AGREEMENT is made and entered into as of this 10th day of December, 1998, by and between NEWBEVCO, INC., a Delaware corporation (the "Borrower") and COMERICA BANK, a Michigan banking corporation (the "Bank").

                                   BACKGROUND

     Borrower and Bank entered into a Credit Agreement dated as of February 19, 1997, as amended, ("Prior Agreement") pursuant to which Bank extended a two-year $10,000,000 revolving credit facility to Borrower. The Borrower has applied to the Bank to increase the revolving credit availability to a maximum principal amount of Twenty Million and no/100 Dollars ($20,000,000.00). The Bank is willing to establish on its books such revolving credit availability for the Borrower upon the terms and conditions described in this Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements, covenants, and conditions herein, the Borrower and the Bank agree that the Prior Agreement is amended and restated as follows:

                             SECTION 1. DEFINITIONS.

     1.1  DEFINED TERMS.

     Except as otherwise expressly provided in this Agreement, the capitalized terms used in the foregoing preamble and background sections and the following capitalized terms shall have the respective meanings ascribed to them for all purposes of this Agreement:

     "Advance" means a borrowing requested by Borrower and made by Bank under Subsection 2.1(a) of this Agreement, including without limitation any readvance, refunding or conversion of such borrowing pursuant to Subsection 2.1(c) hereof, and shall include, as applicable, a Eurocurrency-based Advance and/or Prime-based Advance.

     "Affiliate" means with respect to any Person, any other Person (i) which, directly or indirectly, through one or more intermediaries controls, or is controlled by, or is under common control with, such Person or another Affiliate of such Person, (ii) which beneficially owns or holds 10% or more of the shares of any class of the voting stock of such Person, or (iii) 10% or more of the shares of any class of voting stock of which is beneficially owned or held of record by such Person or any of its Subsidiaries. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting stock, by contract, or otherwise. The term "Affiliate," when used herein without reference to any Person, shall mean an Affiliate of the Borrower.

     "Aggregate Adjusted Restricted Payments and Investments" means, as of any date of determination thereof, the amount, if any, by which (1) the amount of Aggregate Restricted Payments and Investments as of such date exceeds (2) the amount of Applied Equity Proceeds as of such date. For the purpose of such definition: (i) "Aggregate Restricted Payments and Investments" shall mean, as of any date of determination thereof, the aggregate amount of all Restricted Payments and Restricted Investments made subsequent to May 1, 1992, and on or prior to such date of determination; (ii) "Applied Equity Proceeds" shall mean, as of any date of determination thereof, the sum of the amounts of individual receipts of Equity Proceeds Applied to Capital Stock Repurchases and/or Restricted Investments of Proceeds made subsequent to May 1, 1992, and on or prior to such date of determination; (iii) "Equity Proceeds" shall mean, as of any date of determination thereof, the amount of (x) the net cash proceeds of any sale by the Borrower of common stock or preferred stock or warrants or options or any other right to purchase common stock or preferred stock received after May 1, 1992, and on or prior to such date of determination, (y) the amount of any capital contribution received by the Borrower after May 1, 1992, and on or prior to such date of determination, or (z) the principal amount of any Indebtedness of the Borrower which has been converted into common stock or preferred stock after May 1, 1992, and on or prior to such date of determination; (iv) "Restricted Investment of Proceeds" shall mean the amount of any Restricted Investment which is not an Investment in an Affiliate of the Borrower other than a Subsidiary of the Borrower; and (v) "Applied" shall mean, with respect to the amount of any Capital Stock Repurchase or Restricted Investment of Proceeds, the offsetting of some or all of the amount thereof against the amount of any individual receipt of Equity Proceeds received by the Borrower within, one year before or within one year after the date on which such Capital stock Repurchase or Restricted Investment of Proceeds is made for the purpose of determining Applied Equity Proceeds; provided, however, that, for the purpose of determining the amount of Applied Equity Proceeds, (x) the amount of each individual receipt of Equity Proceeds may only be Applied, without duplication, to the extent of the amount of any Capital Stock Repurchase or Restricted Investment of Proceeds made within one Year before or within one year after such receipt of Equity Proceeds and (y) the amount of any Capital Stock Repurchase or Restricted Investment of Proceeds may be Applied only once, but to the extent that the entire amount of any such Capital Stock Repurchase or Restricted Investment of Proceeds is not Applied to an individual receipt of Equity Proceeds, the portion thereof which has not been Applied may be Applied to any subsequent receipt of Equity Proceeds within one year before or within one year after the making of such Capital Stock Repurchase or Restricted Investment of Proceeds.

     "Agreement" means this Amended and Restated Credit Agreement, as the same may be amended, restated, supplemented, or replaced from time to time in accordance with the provisions hereof.

     "Applicable Interest Rate" shall mean the Prime-based Rate or the Eurocurrency-based Rate as selected by Borrower from time to time pursuant to the terms of this Agreement.

     "Attributable Indebtedness" shall mean, as of the date of any determination thereof, with respect to any Capital Lease under which any Person is a lessee, the sum of the present value of the amount of each remaining payment of rent under the terms of such Capital Lease (including any


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


period for which the term of any such Capital Lease has been or may be, at the option of the lessor, extended), as such amount would be reflected on the liability side of a balance sheet in accordance with generally accepted accounting principles.

     "Bank" has the meaning specified in the first sentence hereof.

     "Barnett Loan Agreement" means that certain Credit Agreement dated as of September 23, 1993 between Borrower and Barnett Bank of Broward County, N.A., as amended by amendments dated as of November 10, 1994, November 21, 1995, February 29, 1996, April 24, 1996, November 14, 1996, February 18, 1998 and December 10,
1998, and as may be further amended, restated, supplemented or replaced from time to time.

     "Barnett Term Loan Agreement" means that certain Term Loan Credit Agreement dated February 29, 1996 between Borrower and Barnett Bank of Broward County, N.A., as may be amended, restated, supplemented or replaced from time to time.

     "Borrower" has the meaning specified in the first sentence hereof.

     "Borrowing Base" shall mean an amount equal to the sum of (i) eighty-five percent (85%) of Eligible Receivables and (ii) the lesser of (A) seventy five percent (75%) of Eligible Inventory and (B) Twenty Million Dollars ($20,000,000).

     "Business Day" means any day on which commercial banks are open for domestic and international business in Detroit, London and New York.

     "Capital Lease" means any Lease or other agreement for the use of property which is required to be capitalized on a balance sheet of the lessee or other user of property in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis.

     "Capital Stock Repurchase" means any purchase, redemption, retirement, or other acquisition by the Borrower of any shares of its capital stock or by any Restricted Subsidiary of any shares of its capital stock or any of its partnership interests or any shares of capital stock of the Borrower (in each such case, other than any such shares or partnership interests held by the Borrower or a Restricted Subsidiary), now or hereafter outstanding, or of any warrants, rights, or options (other than such warrants, options, or rights held by the Borrower or any Restricted Subsidiary) evidencing a right to purchase or acquire any such shares or partnership interests (except in exchange for other shares of capital stock or partnership interests or warrants, rights, or options evidencing a right to purchase or acquire any such shares or partnership interests).

     "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute, together with the rules and regulations thereunder.

     "Committed Amount" has the meaning specified in Subsection 2.1(a) hereof.

     "Consistent Basis" means in reference to the application of Generally Accepted Accounting Principles, that the accounting principles observed in the current period are comparable in all material respects to those applied in the preceding period.

     "Consolidated" means, when it precedes any accounting term, such term as it would apply to the Borrower and its Restricted Subsidiaries on a consolidated basis, determined in accordance with Generally Accepted Accounting Principles, applied on a Consistent Basis.

     "Consolidated Net Income" means, for any fiscal period, the consolidated net income of the Borrower and its Restricted Subsidiaries for such fiscal period determined in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis, after eliminating all offsetting debits and credits between the Borrower and its Restricted Subsidiaries and other items to be eliminated in accordance with Generally Accepted Accounting Principles, and after deducting portions of income attributable to Minority Interests, if any, but, in any event, excluding:

     (a) All items properly classified as extraordinary in accordance with Generally Accepted Accounting Principles;

     (b) Except as expressly otherwise, provided in this Agreement, net earnings and losses of any Restricted Subsidiary accrued prior to the date it became a Restricted Subsidiary;

     (c) Except as expressly otherwise provided herein, net earnings and losses of any Person (other than a Restricted Subsidiary), substantially all the assets of which have been acquired by the Borrower or any Restricted Subsidiary in any manner, realized by such other Person prior to the date of such acquisition;

     (d) Except as expressly otherwise provided in this Agreement, net earnings and losses of any Person (other than Restricted Subsidiary) which shall have been merged into or consolidated with the Borrower or any Restricted Subsidiary prior to the date of such merger or consolidation;

     (e) Net earnings of any Person (but not including any Restricted Subsidiary) in which the Borrower or any Restricted Subsidiary has an ownership interest except to the extent such net earnings shall have actually been received by the Borrower or such Restricted Subsidiary in the form of cash distributions;

     (f) The undistributed net earnings of any Restricted Subsidiary to the extent that the declaration or distribution or payment of dividends or similar distributions by such Restricted Subsidiary is not at the time permitted by the terms of its charter, any agreement, instrument, judgment, decree, order, statute, or governmental rule or regulation applicable to such Restricted Subsidiary; and

     (g) Earnings resulting from any reappraisal, revaluation, or write-up of assets subsequent to April 27, 1991.


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


     "Consolidated Net Worth" means Consolidated Stockholder's Equity less (i) treasury stock and (ii) Investments in Affiliates which are Restricted Investments.

     "Consolidated Total Capitalization" means the sum of Consolidated Funded Debt, Consolidated Stockholder's Equity, and deferred income taxes as determined in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis.

     "Consolidated Working Capital" means Consolidated Current Assets less Consolidated Current Liabilities.

     "Current Assets" means, with respect to any Person, as of the date of any determination thereof, the current assets of such Person determined in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis.

     "Current Liabilities" means, with respect to any Person, as of the date of any determination thereof, (i) all Indebtedness payable on demand or maturing within one year of such date of determination (other than any current portion of Funded Debt); and (ii) all other Indebtedness of such Person which would be reflected as current liabilities on a balance sheet of such Person as at such date of determination in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis, provided, however, that, Indebtedness incurred or outstanding under any working capital or other revolving credit facility of the Borrower or a Restricted Subsidiary shall not be treated as an incurrence of Funded Debt or included in Consolidated Funded Debt (and shall instead be treated as a Current Liability of the Borrower or such Restricted Subsidiary and included in Consolidated Current Liabilities) if and so long as, during the most recently completed period of twelve (12) consecutive calendar months, no Indebtedness has been outstanding under such facility for a period of at least thirty (30) consecutive days.

     "Default" means an event which with the giving of notice or passage of time, or both, would constitute an Event of Default.

     "Default Rate" has the meaning specified in Subsection 2.4(d) hereof.

     "Depreciation Expense" means, for any fiscal period, without duplication, the consolidated expense of the Borrower and its Restricted Subsidiaries during such fiscal period for depreciation of fixed assets and amortization of intangible assets determined in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis, after eliminating all offsetting debits and credits between the Borrower and its Restricted Subsidiaries and other items to be eliminated in accordance with the Generally Accepted Accounting Principles.

     "Documentary Stamp Tax and Intangible Tax Indemnification Agreement" means that certain agreement between the Borrower and the Bank of even date providing for payment and indemnification for certain documentary stamp tax and intangible tax matters, as may be amended or restated from time to time.


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


     "Eligible Inventory" means the lower of FIFO costs or wholesale market value of the inventory of Borrower.

     "Eligible Receivables" means the aggregate outstanding balance (net of retainages and allowances for doubtful accounts) of all of the accounts of the Borrower resulting from the sale of goods and services in the ordinary course of business, but excludes any account if (i) any of the goods that gave rise to it have been returned, rejected, or repossessed, or a good faith dispute exists between the Borrower and the account debtor with respect to either it or the goods that gave rise to it (provided that the Bank may in its sole discretion exclude only that percentage of the account receivable equal to the value of the returned, rejected, or repossessed goods or the amount involved in the dispute);
(ii) the account is unpaid for more than 60 days after the due date of the invoice related to it; (iii) the account has been sold to, assigned to, discounted with, or financed with or become subject to a lien in favor of, a factor, lender or other party (other than the Bank); (iv) the account debtor is an Affiliate or Restricted Subsidiary of the Borrower or the Parent; (v) the account debtor is a supplier or creditor of the Borrower, or any Restricted Subsidiary; provided, however, such an account shall only be excluded from Eligible Receivables to the extent that Borrower or any Restricted Subsidiary is indebted to any supplier or creditor, provided further that any account receivable amounts for a supplier or creditor which are in excess of the amount owed by Borrower to any supplier of credit shall constitute Eligible Receivables; (vi) the sale represented by the account is to an account debtor located outside the United States unless the sale is on letter of credit or acceptance terms acceptable to the Bank; (vii) the account is denominated in other than United States Dollars or is payable outside the United States; (viii) the sale represented by the account is on a bill-and-hold, guaranteed sale, sale or return, or sale on approval basis; (ix) the sale represented by the account is on terms longer than 60 days if the account is in respect of goods other than seasonally dated goods, or on terms longer than 120 days if the account is in respect of seasonally dated goods; (x) the account is subject to any material claim or set-off by the account debtor; (xi) the account is not evidenced by an invoice or other writing in form acceptable to the Bank in its reasonable discretion; (xii) the Borrower, in order to be entitled to collect the account, is required to deliver additional goods to, or perform additional services for, or perform or incur additional obligations to, the account debtor; (xiii) the Borrower has received notice of the bankruptcy or insolvency of the account debtor, or (xiv) it is owing by an account debtor who has failed to pay twenty-five percent (25%) or more of the aggregate amount of accounts owing to Borrower within sixty (60) days after the due date of the respective invoices or other writings evidencing such Accounts.

     "Environmental Certificate" means that certain Environmental Certificate between the Borrower and the Bank of even date herewith relating to environmental matters, as may be amended, restated, supplemented or replaced from time to time.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor statute, together with the rules and regulations thereunder.

     "ERISA Affiliate" means any Person which is under "common control" with the Borrower or any Subsidiary (within the meaning of Section 414 (b) or (c) of the Code or Section 4001 (a) (14) of ERISA).

     "ERISA Termination Event" means (a) a "reportable events" (within the meaning of Section 4043(b) of ERISA) with respect to a Pension Plan (other than a "reportable event" as to which the PBGC h(is by regulation waived the 30 day notice requirement under Section 4043 (a) of ERISA); provided, however, that a failure to meet the minimum funding standards of Section 412 of the Code shall be an ERISA Termination Event regardless of the issuance of any waiver under
Section 412(d) of the Code; (b) the withdrawal of the Borrower, any Subsidiary, or any ERISA Affiliate from a Pension Plan during a plan year in which it was a "substantial employer" (within the meaning of Section 4001 (a) (2) of ERISA) (c) the complete or partial withdrawal of the Borrower, any Subsidiary, or any ERISA Affiliate from a Multiemployer Plan under Section 4201 or 4204 or ERISA; (d) the receipt by the Borrower, any Subsidiary, or any ERISA Affiliate of notice from a Multiemployer Plan that is in reorganization or insolvent under Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA; (e) the providing of a notice of intent to terminate a Pension Plan pursuant to Section 4041(a) (2) of ERISA or the treatment of a Pension Plan amendment as a termination under Section 4041(e) of ERISA; (f) the institution of proceedings by the PBGC to terminate a Pension Plan or the appointment of a trustee to administer any Pension Plan under Section 4042 of ERISA; (g) the receipt by the Borrower, any Subsidiary, or any ERISA Affiliate of a notice from any Multiemployer Plan that any action described in clause (f) has been taken with respect to that Multiemployer Plan; or (h) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan.

     "Eurocurrency-based Advance" means an Advance which bears interest at the Eurocurrency-based Rate.

     "Eurocurrency-based Rate" means, with respect to any Eurocurrency-Interest Period, the per annum interest rate which is equal to the sum of one percent (1%) plus the quotient of:

     (A) the per annum interest rate at which deposits in eurocurrencys are offered to Bank's Eurocurrency Lending Office by other prime banks in the eurocurrency market in an amount comparable to the relevant Eurocurrency-based Advance and for a period equal to the relevant Eurocurrency-Interest Period at approximately 11:00 A.M. Detroit time two (2) Business Days prior to the first day of such Eurocurrency-Interest Period, divided by

     (B) an amount equal to one minus the stated maximum rate (expressed as a decimal) of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) that is specified on the first day of such Eurocurrency-Interest Period by the Board of Governors of the Federal Reserve System (or any successor agency thereto) for determining the maximum reserve requirement with respect to eurocurrency funding (currently referred to as

          "eurocurrency liabilities" in Regulation D of such Board) maintained by a member bank of such System,

all as conclusively determined (absent manifest error) by the Bank, such sum to be rounded upward, if necessary, to the nearest whole multiple of 1/16th of 1%.

     "Eurocurrency-Interest Period" means the Interest Period applicable to a Eurocurrency-based Advance.

     "Eurocurrency Lending Office" means Bank's office located at Grand Cayman, British West Indies or such other branch or branches of Bank, domestic or foreign, as it may hereafter designate as a Eurocurrency Lending Office by notice to Borrower.

     "Event of Default" means any of the events specified in Section 8 hereof.

     "Exchange Act" means the Securities and Exchange Act of 1934, as amended from time to time.

     "Fair Valuation" has the meaning specified in Subsection 4.18 hereof.

     "Federal Funds Effective Rate" means, for any day, a fluctuating interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Bank from three Federal funds brokers of recognized standing selected by it, all as conclusively determined by the Bank, such sum to be rounded upward, if necessary, to the nearest whole multiple of 1/16th of 1%.

     "Fixed Charge Coverage Ratio" means for any fiscal period, the ratio of (a) Net Cash From Operations for such fiscal period plus Rentals for such fiscal period to (b) Fixed Charges for such fiscal period.

     "Fixed Charges" means, for any fiscal period, Interest Expense for such fiscal period plus Rentals for such fiscal period.

     "Formula Loans" means as of any date of determination all Indebtedness of Borrower as of such date but only in respect of money borrowed or evidenced by a promissory note, debenture or other like obligation to pay money pursuant to which borrowings are based on Borrower's and/or its Subsidiaries' accounts receivable or inventory, including, without limitation, all Indebtedness of Borrower under this Agreement and the Revolving Credit Note (without duplication) and the Barnett Loan Agreement (including without limitation (i) the aggregate principal then outstanding under the promissory note(s) issued thereunder, (ii) the aggregate undrawn portion of any letters of credit issued thereunder then outstanding and (iii) the outstanding obligations of Borrower for reimbursement of payments made under any letter of credit issued thereunder) but excluding Indebtedness of Borrower under the Note Purchase Agreement and the Barnett Term Loan Agreement.

     "Funded Debt" means, with respect to any Person, all Indebtedness of such Person which has a final maturity of one year or more from the date of creation thereof (or which is renewable or extendible at the option of the obligor for more than one year from the date of creation), or which under a revolving credit or similar agreement, obligates a lender to extend credit over a period of one year or more, including, without limitation, current maturities of Funded Debt; provided, however, that, Indebtedness incurred or outstanding under any working capital or other revolving credit facility of the Borrower or a Restricted Subsidiary shall not be treated as an incurrence of Funded Debt or included in Consolidated Funded Debt (and shall instead be included in Consolidated Current Liabilities) if and so long as, during the most recently completed period of twelve (12) consecutive calendar months, no Indebtedness has been outstanding under such facility for a period of at least thirty (30) consecutive days. For purposes of this Agreement, Funded Debt shall not include trade payables and accrued liabilities.

     "Generally Accepted Accounting Principles" means those principles of accounting set forth in opinions of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants or which have other substantial authoritative support and are applicable in the circumstances as of the date of any report required herein or as of the date of an application of such principles as required herein.

     "Guaranty" and "Guaranties" have the meaning specified in Subsection 3.2 hereof.

     "Indebtedness" means, with respect to any Person, all items (other than capital stock, capital surplus, retained earnings, deferred taxes, long-term insurance accruals (in an amount not to exceed 15% of Consolidated Stockholder's Equity), and Minority Interests), without duplication, which in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis would be included in determining total liabilities of such Person as shown on the liability side of a balance sheet of such Person as at the date on which Indebtedness is to be determined. The term "Indebtedness" shall also include, whether or not so reflected, (a) indebtedness, obligations, and liabilities secured by any Lien on property of such Person whether or not the Indebtedness secured thereby shall have been assumed by such Person, (b) all obligations in respect of Capital Leases, and (c) all guarantees of such Person (but only to the extent that the Indebtedness guaranteed is not also included in Indebtedness of such Person). Notwithstanding the foregoing, in determining the Indebtedness of the Borrower and its Restricted Subsidiaries, (1) there shall be included all Indebtedness of the Borrower or any of its Restricted Subsidiaries of the character referred to in the foregoing clauses (a), (b), and (c) deemed to be extinguished under Generally Accepted Accounting Principles but for which such Person remains legally liable and (2) there shall be no duplication with respect to any Indebtedness of the Borrower or any Restricted Subsidiary, so that in any determination of Indebtedness on a consolidated basis any such Guaranty shall be excluded and only the principal amount of such Indebtedness shall be included.

     "Indebtedness for Money Borrowed" means, with respect to any Person, all Indebtedness of such Person (a) in respect of money borrowed or evidenced by a promissory note, debenture, or other like written obligation to pay money, (b) in respect of obligations under any Capital Lease, (c) representing all or part of the deferred purchase price of any assets acquired by such Person, and (d) representing guarantees by such Person of any Indebtedness for Money borrowed of another Person (and for such purpose, without duplication, the securing of Indebtedness for Money Borrowed of another Person, which property of such Person shall be deemed to be a guaranty by such Person).

     "Interest Expense" means, for any fiscal period, without duplication, the consolidated interest expense of the Borrower and its Restricted Subsidiaries paid or accrued for such fiscal period determined in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis, after eliminating all offsetting debits and credits between the Borrower and its Restricted Subsidiaries and other items to be eliminated in accordance with Generally Accepted Accounting Principles, including in any event, but not limited to, interest expense in respect of Capital Leases, amortization of discount, and other similar noncash items and capitalized interest.

     "Interest Period" means, with respect to a Eurocurrency-based Advance or portion of the Term Note which bears interest at the Eurocurrency-based Rate, one (1), two (2) or three (3) months (or any lesser or greater number of days agreed to in advance by Borrower and Bank) as selected by Borrower pursuant to Subsection 2.1 or 2.2, provided, however, that any Eurocurrency-Interest Period which commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day, and no Interest Period which would end after the Termination Date shall be permitted with respect to any Advance, no Interest Period with respect to that portion of the Term Loan required to be paid on any installment date shall end past such principal installment date and no Interest Period shall extend beyond the Term Loan Maturity Date.

     "Investment" means any loan, advance, or extension of credit, without duplication (except for accounts and notes receivable for merchandise sold or services furnished in the ordinary course of business, and amounts paid in advance on account of the purchase price of merchandise to be delivered to the payor within one year of the date of the advance), or purchase of stock, notes, bonds, or other securities, evidences of Indebtedness, or property not used in the business activities of the Borrower or a Restricted Subsidiary, or capital contribution to any Person, whether in cash or other property.

     "IRS" means the Internal Revenue Service or any successor thereof.

     "Lease" means any lease of property, whether real, personal, or mixed, with a remaining term of at least one year (including any period for which such lease is renewable at the option of the lessor) other than leases between the Borrower and its Restricted Subsidiaries and leases between Restricted Subsidiaries.

     "Letter of Credit" has the meaning set forth in Section 2.1(f) hereof.

     "Lien" means any interest in property securing an obligation owed to, or a claim by, any Person other than the owner of the property, whether such interest shall be based on the common law, civil law, statute, civil code, or contract, whether or not such interest shall be recorded or perfected, and whether or not such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, and including the lien, privilege, security interest, or other encumbrance arising from a mortgage, deed of trust, hypothecation, transfer, assignment, pledge, adverse claim or charge, conditional sale, or trust receipt, or from a lease, consignment, or bailment for security purposes. The term "Lien" also includes reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting property. For the purposes of this Agreement, a Person shall be deemed to be the owner of any property that such Person shall have acquired or shall hold subject to a conditional sale agreement or other arrangement (including a leasing arrangement) pursuant to which title to the property shall have been retained by or vested in some other Person for security purposes.

     "Loan Documents" means this Agreement, the Revolving Credit Note, the term Note, the Guaranties, the Documentary Stamp Tax and Intangible Tax Indemnification Agreement, the Environmental Certificate and each of the Security Documents delivered to Bank at any time after the date hereof.

     "Minority Interests" has the meaning attributed to it in accordance with Generally Accepted Accounting Principles.

     "Moody's" means Moody's Investors Service, Inc.

     "Multiemployer Plan" means any Plan that is a "multiemployer plan" (within the meaning of Section 4001(a)(3) of ERISA).

     "Net Cash From Operations" means, for any fiscal period, Consolidated Net Income for such fiscal period, plus (i) to the extent actually deducted in determining Consolidated Net Income for such period, any (a) Interest Expense for such fiscal period, (b) Depreciation Expense for such fiscal period, and (c) provision for taxes for such fiscal period, minus (ii) (a) the amount of any revenue for such fiscal period (net of any related expenses) which is not derived from the operating activities of the Borrower and its Restricted Subsidiaries, (b) any gains or losses on the sale or other disposition (other than a sale or other disposition in the ordinary course of business) of Investments or fixed or capital assets, and any taxes on such excluded gains and any tax deductions or credits on account of any such excluded losses, (c) any gain arising from the acquisition of any capital stock or other securities of the Borrower or any Restricted Subsidiary, and (d) earnings resulting from any reversal of any material reserve established prior to the beginning of such fiscal period.

     "Note" shall mean the Revolving Credit Note or the Term Note and "Notes" shall mean both of them.

     "Note Purchase Agreement" means that certain Note Purchase Agreement, dated June 5, 1992, by and between the Borrower and the Purchasers named therein, and all loan documents related thereto.

     "Notice of Term Rate" shall have the meaning set forth in Section 2.2.

     "Operating Lease" means any Lease which is not a capital Lease, but excluding any individual Lease providing for aggregate rent payments of less than $25,000.00; provided, however, that individual Leases providing for rent payments of less than $25,000.00 shall only be excluded to the extent that rent payments provided for thereunder do not in the aggregate exceed $1,000,000.00; provided, further, that for the purpose of the exclusion of individual Leases providing for aggregate rent payments of less than $25,000.00, in the case of any individual Lease which is entered into under or pursuant to a master Lease, such master Lease (and not such individual Lease) shall be deemed to be the individual Lease.

     "Parent" means National Beverage Corp., a Delaware corporation.

     "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereof.

     "Pension Plan" means any Plan that is an "employee pension benefit plan" (within the meaning of Section 3 (2) of ERISA).

     "Permitted Investment" means any of the following Investments:

     (a) Marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency thereof and maturing within one year from the date of acquisition thereof;

     (b) Commercial paper of any corporation incorporated in the United States of America having (i) a rating of "A-1" or better by S&P or "P-1" or better by Moody's and (ii) combined capital, surplus, and undivided profits of not less than $100,000,000.00;

     (c) Certificates of deposit, repurchase agreements, bankers acceptances, eurocurrency deposits, and yankee certificates of deposit (i) in an amount not in excess of the maximum amount of insurance provided by the Federal Deposit Insurance Corporation, or (ii) issued by commercial banks or trust companies incorporated under the laws of the United States of America, each being a member of the Federal Deposit Insurance Corporation and having unsecured long-term debt that is rated "A-" or better by S&P or "A3" or better by Moody's;

     (d) Readily marketable debt securities issued by any state or municipality within the United States or any political subdivision, agency, or instrumentality thereof maturing within twelve months or less of the date of acquisition and rated "MIG-1" or better by Moody's;

     (e) Investments in so-called "money market funds" registered under the Investment Company Act of 1940, as amended, and organized under the laws of the United States of America or any jurisdiction thereof, having total net assets of at least $100,000,000.00 and investing primarily in Investments of the types specified in clauses (a), (b), (c), and/or (d), but in each case without limitation as to maturity (so that it may reasonably be expected that at any time at least 80% of its invested funds will be invested in such Investments);

     (f) Trust certificates or other instruments evidencing an ownership interest in debt securities held by a trustee or custodian and meeting the requirements of clause (d) hereof (except as to maturity), so long as the holder thereof has the right, at least as often as every thirty (30) days, to cause the purchase of such trust certificate or other instrument by a bank which meets the requirements of clause (c) hereof;

     (g) Investments in (i) any Restricted Subsidiary or (ii) any corporation which, simultaneously therewith, becomes a Restricted Subsidiary; and

     (h) Investments held by the Borrower or any Restricted Subsidiary on the date of this Agreement and described on Schedule 1.1.A hereto.

     "Permitted Liens" means:

     (a) Liens existing on the date of this Agreement which are: (i) described in Schedule 1.1.A hereto; or (ii) individually in each case, on property with a book value of less than $30,000.00 and in the aggregate on property with a book value not exceeding $1,000,000.00 and which are not securing Indebtedness for Money Borrowed;

     (b) Liens securing taxes, assessments, governmental charges or levies or the claims or carriers, warehousemen, materialmen, mechanics and other like Persons not yet due or the payment of which is not then required by this Agreement; provided, however, that this clause (b) shall not be deemed to permit any Liens which may be imposed pursuant to Section 4068 of ERISA or Section 412(n) of the Code;

     (c) Liens incidental to the ordinary course of business or the ownership of properties and assets, including, without limitation, (i) Liens, deposits, or pledges securing the performance of bids, tenders, leases, or trade contracts,
(ii) Liens securing statutory obligations (including those arising under workers compensation, unemployment insurance, and other social security legislation), or
(iii) Liens to secure the performance of surety and appeal bonds, performance bonds, and other similar obligations; provided, however, that (A) any such Lien shall not be created in connection with and shall not secure Indebtedness for Money Borrowed; (B) any obligation secured by any such Lien shall not be overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings during which there is no right on the part of the secured party to seize, take possession of or sell or cause the sale of the property subject to such Lien, and adequate book reserves have been established in accordance with Generally Accepted Accounting Principles; (C) all such Liens, pledges, and deposits shall not in the aggregate materially impair the use or diminish the value of the properties of the Borrower or any Restricted Subsidiary in the operation of the respective businesses of the Borrower and the Restricted Subsidiaries; and
(D) no letters of credit secured by a Lien shall be permitted by this clause
(c); and, provided, further, that this clause (c) shall not be deemed to permit any Liens which may be imposed pursuant to Section 4068 of ERISA or Section 412(n) of the Code;

     (d) Liens securing letters of credit or reimbursement obligations with respect thereof; provided, however, that (A) any such letter of credit shall be utilized in connection with the Borrower's self-insurance program or to support other obligations of the Borrower and/or Restricted Subsidiaries incurred in the ordinary course of business; (B) the value of the collateral subject to such Liens (which may be cash) shall not in the aggregate at any time exceed 5% of Consolidated Total Capitalization at the end of the most recent fiscal quarter;
(C) any such Lien shall not secure Indebtedness for Money Borrowed (except to the extent that the reimbursement obligation with respect to any such letter of credit may be deemed to constitute Indebtedness for Money Borrowed); and (D) any obligation secured by any such Lien shall not be overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings during which there is no right on the part of the secured party to seize, take possession of or sell or cause the sale of the property subject to such Lien, and adequate book reserves have been established in accordance with Generally Accepted Accounting Principles;

     (e) Minor survey exceptions and minor encumbrances, easements, or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which are necessary for the conduct of the activities of the Borrower and the Restricted Subsidiaries or which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not in any event materially impair the use or diminish the value of any of such properties in the operation of the businesses of the Borrower and the Restricted Subsidiaries;

     (f) Liens originally created to secure payment of a portion of the purchase price relating to fixed assets or equipment which the Borrower or any Restricted Subsidiary acquires after the date hereof from a non-affiliate, but, with respect to any such Lien, such property shall be purchased not more than sixty (60) days prior to the date of the creation of such Lien; provided, however, that (i) no such lien shall extend to any other property of the Borrower or any Restricted Subsidiary; (ii) the outstanding principal amount of Indebtedness secured by any such Lien shall, at the time that such Lien is created, be greater than 75%, but not more than 100%, of the lesser of (x) the fair market value of the property upon which such Lien exists or (y) the cost to the purchaser thereof of the property upon which such Lien exists; and (iii) the Indebtedness secured by any such Lien is incurred in compliance with this Agreement;

     (g) Liens securing Indebtedness of a corporation outstanding on the date such corporation (i) is designated as a Restricted Subsidiary pursuant to the provisions of this Agreement, (ii) merges into or consolidates with the Borrower or any Restricted Subsidiary pursuant to the provisions of subsection 7.3 hereof or (iii) is acquired by the purchase of all or substantially all of such corporations assets (the "acquired assets") and the assumption of such Indebtedness of such corporation by the Borrower or any Restricted Subsidiary; provided, however, that such Liens are not applicable to the Borrower or any previously designated Restricted Subsidiary or the assets (other than the acquired assets) of the Borrower or any previously designated Restricted Subsidiary; provided, further, that none of such Liens is created prior to and in anticipation of such designation, merger, consolidation, or acquisition;

     (h) Liens which may arise to secure Indebtedness incurred under the Barnett Loan Agreement, the Barnett Term Loan Agreement and the Note Purchase Agreement as a result of security interests granted Bank in accordance with clause (ii) of Section 3.1(b), so long as property of the Borrower and/or Restricted Subsidiaries is subjected to such Liens in compliance with the provisions of this Agreement; and

     (l) The extension, renewal, or replacement of any Lien specified in the foregoing clauses (a) through (h); provided, however that (i) no property shall become subject to such extended, renewal, or replacement Lien that was not subject to the Lien extended, renewed, or replaced; (ii) the aggregate principal amount of Indebtedness secured by any such extended, renewed, or replacement Lien shall not be increased by such extension, renewal, or replacement; (iii) the Indebtedness secured by such Lien could be incurred in compliance with the applicable limitations of this Agreement at the time of such extension, renewal, or replacement; and (iv) after giving effect thereto, no Event of Default shall exist.

     "Person" means any corporation, business entity, natural person, firm, joint venture, partnership, trust, unincorporated organization, association, government, or any department or agency of any government.

     "Plan" means any "employee benefit plan" (within the meaning of Section 3
(3) of ERISA) that the Borrower, any Subsidiary, or any ERISA Affiliate maintains, contributes to, or is obligated to contribute to for the benefit of employees or former employees of the Borrower, any Subsidiary, or any ERISA Affiliate.

     "Prime-based Advance" means an Advance which bears interest at the Prime-based Rate.

     "Prime-based Rate" means for any day, that rate of interest which is equal to the greater of (i) one half of one percent (1/2%) below the Prime Rate and
(ii) one percent (1%) plus the Federal Funds Effective Rate.

     "Prime Rate" means the per annum rate of interest announced by Bank, at its main office from time to time as its "prime rate" (it being acknowledged that such announced rate may not necessarily be the lowest rate charged by Bank, to any of its customers), which Prime Rate shall change simultaneously with any change in such announced rate.

     "Prior Note" shall mean the Revolving Credit Note dated February 19, 1997 made in the principal amount of $10,000,000 by Borrower payable to Bank.

     "Rentals" means, for any fiscal period, the aggregate amount of minimum rental obligations (direct or indirect, as lessee, guarantor, or surety) of the Borrower and its Restricted Subsidiaries paid under all noncancellable Operating Leases in effect or to be in effect at any time during such period, as calculated in accordance with Generally Accepted Accounting Principles and determined on a Consolidated basis, after eliminating all offsetting debits and credits and other items to be eliminated in accordance with Generally Accepted Accounting Principles.

     "Responsible Officer" means the Chief Executive Officer, Chief Operating Officer, or Chief Financial Officer of the Borrower.

     "Restricted Investment" means any Investment (including any Indebtedness received by the Borrower as consideration for a sale of assets pursuant to the terms of Subsection 7.3 (a) (iv) hereof) other than (i) a Permitted Investment,
(ii) Investments in property owned by the Borrower or any Restricted Subsidiary and used in, or current assets arising from the sale of goods and services in, the ordinary course of business, and (iii) Investments in joint ventures; provided, however, that (x) each other party to any such joint venture (other than the entity created by such joint venture) shall not be an Affiliate of the Borrower; (y) the entity created by such joint venture shall not engage in any line of business other than lines of business which the Borrower may engage in pursuant to Subsection 7.9 hereof; and (z) the aggregate amount of the Borrower's Investment in any such joint venture shall not exceed the greater, of Four Million and No/100 Dollars ($4,000,000.00) and twenty percent (20%) of Consolidated Stockholder's Equity. The amount of Restricted Investments made subsequent to any date for the purposes of Subsections (ii) and (iii) hereof shall be equal to the aggregate amount expended by the Borrower and its Restricted Subsidiaries after that date to acquire Restricted Investments, less all amounts (A) recovered, or (B) written-off (but only to the extent that the loss incurred by the Borrower in connection with such a write-off shall be subtracted in determining Consolidated Net Income) on or prior to that date upon the disposition or repayment of such Restricted Investments to the extent of the original purchase price thereof (but not including any capital gains realized upon such disposition or repayment or any dividends, interest, or other amounts paid upon or with respect to such Restricted Investments). The aggregate amount expended by the Borrower or a Restricted Subsidiary to acquire a Restricted Investment and the aggregate amount recovered by the Borrower or a Restricted Subsidiary in connection with the disposition of a Restricted Investment, shall be the amount of cash and/or the fair market value of property (other than common stock or preferred stock of the Borrower or warrants or options or any other right to purchase common stock or preferred stock of the Borrower) given or received in exchange therefor.

     "Restricted Payment" means (a) any dividend or other distribution, direct or indirect, in respect of any shares of the capital stock of or any partnership interests in the Borrower or any Restricted Subsidiary (other than dividends or distributions payable to the Borrower or a Restricted Subsidiary and dividends or distributions payable solely in capital stock of the Borrower or any Restricted Subsidiary, as the case may be); or (b) any Capital Stock Repurchase; provided, however, that no payment made by the Borrower or a Restricted Subsidiary under and in compliance with the terms of a Tax Sharing Agreement shall be deemed to be a Restricted Payment.

     "Restricted Subsidiary" means the Subsidiaries designated as "Restricted Subsidiaries" in Schedule 1.1.B hereto, and any other Subsidiary that may be designated as a Restricted Subsidiary by resolution of the board of directors of the Borrower so long as (i) such Subsidiary conducts substantially all of its business and owns substantially all of its property within the United States or such other location as is consented to by the Bank, and (ii) at least eighty percent (80%) of each class of the voting stock and one hundred percent (100%) of the preferred stock of such Subsidiary is legally and beneficially owned by the Borrower; provided, however, that any such designation of a Subsidiary as a Restricted Subsidiary shall not be effective unless the provisions of Subsection
7.10 hereof shall have been complied with. Once a Subsidiary becomes a Restricted Subsidiary, it may not thereafter become an Unrestricted Subsidiary.

     "Revolving Credit" means the revolving credit loan to be advanced to the Borrower by Bank pursuant to Subsection 2.1 of this Agreement, in an aggregate amount, not to exceed, at any one time outstanding, the Committed Amount.

     "Revolving Credit Note" means the revolving credit note described in Subsection 2.1 hereof, made by Borrower payable to Bank, in the form annexed to this amendment as Exhibit "A", as such note may be amended or supplemented from time to time, and other note issued in substitution, replacement or renewal thereof from time to time.

     "S&P" means Standard & Poor's Corporation.

     "Sale Leaseback Transaction" has the meaning specified in Subsection 7.3(b) hereof.

     "SEC" means the Securities and Exchange Commission, or any successor organization.

     "Security Documents" has the meaning set forth in Subsection 3.1(b) hereof.

     "Senior Debt" means (i) with respect to the Borrower, all Funded Debt of Borrower which is not Subordinated Debt and (b) with respect to any other Person, all Funded Debt of that Person.

     "Solvent" has the meaning specified in Subsection 4.18 hereof.

     "Stockholder's Equity" means, with respect to any corporation, the aggregate sum of such Person's common stock, preferred stock, capital surplus, and retained earnings accounts as determined in accordance with Generally Accepted Accounting Principles, applied on a Consistent Basis.

     "Subordinated Debt" means Indebtedness for Money Borrowed of Borrower which is subordinate to the Indebtedness of Borrower to Bank pursuant to a subordination agreement in form reasonably satisfactory to Bank.

     "Subsidiary" means, for any Person, any corporation, partnership, or other entity of which fifty percent (50%) or more of the securities or other ownership interests having ordinary voting power to elect the board or directors or having direct power to perform functions similar to that of a board of directors is at the time directly or indirectly owned or controlled by such Person. Unless the context clearly indicates otherwise, the term. "Subsidiary" refers to a subsidiary of the Borrower.

     "Tax Sharing Agreement" means the Tax Sharing Agreement dated as of June 1, 1992, between the Borrower and the Parent as presently in effect and any similar agreement approved in writing by the Bank. The Borrower will not, nor will it permit any Restricted Subsidiary to, amend or supplement any provision of a Tax Sharing Agreement without the prior written consent of the Bank, which consent will not be unreasonably withheld.

     "Termination Date" means December 10, 1999, subject to extension pursuant to the terms of Section 2.1(g) hereof.

     "Term Loan" shall have the meaning set forth in Subsection 2.2.

     "Term Loan Maturity Date" shall mean the date which is one year from the date of the Term Note issued pursuant to Subsection 2.2 hereof.

     "Term Note" shall mean the promissory note in the form annexed hereto as Exhibit "F".

     "Unrestricted Subsidiary" means a Subsidiary which is not a Restricted Subsidiary.

     "Voting Stock" means with respect to a corporation, the stock of such corporation the holders of which are ordinarily, in the absence of contingencies, entitled to elect members of the board of directors (or other governing body) of such corporation, and with respect to any partnership, the partnership interests in such partnership the owners of which are entitled to manage the management of the affairs of the partnership or the designation of another Person as the Person entitled to manage the affairs the partnership (it being understood that, in the case of any partnership, "shares of Voting Stock" shall refer to such partnership interests).

     1.2  OTHER DEFINITIONAL PROVISIONS.

     (a) The terms "material" and "materially" shall have the meanings ascribed to such terms under Generally Accepted Accounting Principles as such would be applied to the business of the Borrower or others, except as the context shall clearly otherwise require; (b) all of the terms defined in this Agreement shall have such defined meanings when used in other documents issued under, or delivered pursuant to, this Agreement unless the context shall otherwise require; (c) all terms defined in this Agreement in the singular shall have comparable meanings when used in the plural, and vice versa; (d) accounting terms to the extent not otherwise defined shall have the respective meanings given them under, and shall be construed in accordance with, Generally Accepted Accounting Principles; (e) terms defined in, or by reference to, Article 9 of the Uniform Commercial Code as adopted in Michigan to the extent not otherwise defined herein shall have the respective meanings given to them in Article 9 with the exception of the word "document" unless the context clearly requires such meaning; (f) the words "hereby," "hereto," "hereof," "herein," "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (g) the masculine and neuter genders are used herein and whenever used shall include the masculine, feminine, and neuter as well; and (h) whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such parties unless the context shall expressly provide otherwise.


                     SECTION 2. AMOUNT AND TERMS OF CREDIT.

     2.1  THE REVOLVING CREDIT.

     (a) REVOLVING CREDIT COMMITMENT. Subject to the terms and conditions of this Agreement, Bank agrees to make Advances of the Revolving Credit to Borrower from time to time on any Business Day during the period from the effective date hereof until (but excluding) the Termination Date in an aggregate amount not to exceed at any one time outstanding Twenty Million Dollars ($20,000,000) (the "Committed Amount"). All of such Advances hereunder shall be evidenced by the Revolving Credit Note, under which advances, repayments and readvances may be made, subject to the terms and conditions of this Agreement.

     (b)  ACCRUAL OF INTEREST AND MATURITY. Subject to the provisions of Section
2.2 hereof, the Revolving Credit Note, and all principal and interest outstanding thereunder, shall mature and become due and payable in full on the Termination Date, and each Advance evidenced by the Revolving Credit Note from time to time outstanding hereunder shall, from and after the date of such Advance, bear interest at its Applicable Interest Rate. The amount and date of each Revolving Credit Advance, its Applicable Interest Rate, its Interest Period (if any), and the amount and date of any repayment shall be noted on Bank's records, which records will be conclusive evidence thereof, absent manifest error; provided, however, that any failure by the Bank to record any such information shall not relieve Borrower of its obligation to repay the outstanding principal amount of such Advance, all interest accrued thereon and any amount payable with respect thereto in accordance with the terms of this Agreement and the other Loan Documents.

     (c) REQUESTS FOR ADVANCES AND REQUESTS FOR REFUNDINGS AND CONVERSIONS OF ADVANCES. Borrower may request an Advance, refund any Advance in the same type of Advance or convert any Advance to any other type of Advance only after delivery to Bank of a Request for Advance executed by an authorized officer of Borrower, subject to the following and to the remaining provisions hereof:

          (i) each such Request for Advance shall set forth the information required on the Request for Advance form annexed hereto as Exhibit "B", including without limitation:

             (A)  the proposed date of the Advance, which must be a Business
                  Day;

             (B) whether the Advance is a refunding or conversion of an outstanding Advance; and

             (C) whether such Advance is to be a Prime-based Advance or a Eurocurrency-based Advance, and, except in the case of a Prime-based Advance, the first Interest Period applicable thereto;

          (ii) each such Request for Advance shall be delivered to Bank by 11:00 a.m. (Detroit time) two (2) Business Days prior to the proposed date of Advance, except in the case of a Prime-based Advance, for which the Request for Advance must be delivered by 10 a.m. (Detroit time) on such proposed date;

          (iii) the principal amount of such requested Advance plus the principal amount of all other Advances then outstanding hereunder, shall not exceed the lesser of (i) Committed Amount and (ii) the Borrowing Base;

          (iv) the principal amount of such Advance, plus the amount of any other outstanding indebtedness under this Agreement to be then combined therewith having the same Applicable Interest Rate and Interest Period, if any, shall be at least Two Hundred Fifty Thousand Dollars ($250,000) or a larger integral multiple of Fifty Thousand Dollars ($50,000) and at any one time there shall not be in effect more than ten (10) Interest Periods;

          (v) each Request for Advance, once delivered to Bank, shall not be revocable by Borrower, and shall constitute and include a certification by the Borrower as of the date thereof that:

             (A) both before and after the Revolving Credit Advance, the obligations of the Borrower and Restricted Subsidiaries set forth in this Agreement and the Loan Documents, as applicable, are valid, binding and enforceable obligations of such parties;

             (B) to the best knowledge of Borrower all conditions to Advances of the Revolving Credit have been satisfied;

             (C) both before and after the Advance, there is no Default or Event of Default in existence; and

             (D) both before and after the Advance, the representations and warranties contained in this Agreement and the Loan Documents are true and correct in all material respects;

     (d) PRIME-BASED ADVANCE IN ABSENCE OF ELECTION OR UPON DEFAULT. If, as to any outstanding Eurocurrency-based Advance, Bank has not received payment on the last day of the Interest Period applicable thereto, or does not receive a timely Request for Advance meeting the requirements of this Subsection 2.1 with respect to the refunding or conversion of such Advance, or, subject to Subsection 2.4(d) hereof, if on such day a Default or Event of Default shall have occurred and be continuing, the principal amount thereof which is not then prepaid shall be converted automatically to a Prime-based Advance and the Bank shall thereafter promptly notify Borrower of said action.

     (e) BORROWING BASE. Bank shall have no obligation to make any Advance under the Revolving Credit if the amount of the requested Advance plus the principal indebtedness then outstanding under the Formula Loans exceeds the Borrowing Base. If at any time the principal amount outstanding under the Formula Loans exceeds the then existing Borrowing Base, the Borrower shall pay to the Bank upon demand such amount (not to exceed the aggregate amount of Advances then outstanding under the Revolving Credit) as shall be required to cause the aggregate principal amount outstanding under the Formula Loans to be less than or equal to the then existing Borrowing Base. The Borrower hereby authorizes the Bank to charge any deposit account of the Borrower for the amount of required to be paid by Borrower under this Subsection 2.1(e). Amounts paid by Borrower to Bank under this Subsection 2.1(e) shall be applied first to Prime-based Advances outstanding under the Revolving Credit and then to Eurocurrency-based Advances outstanding under the Revolving Credit.

     (f) In addition to direct Advances under the Revolving Credit Note to be provided to Borrower to Bank under and pursuant to Section 2.1 of this Agreement, Bank further agrees to issue, or commit to issue, from time to time, standby letters of credit for the account of Borrower (herein individually called a "Letter of Credit" and collectively "Letters of Credit") in aggregate undrawn amounts not to exceed Five Hundred Thousand Dollars ($500,000) at any one time outstanding; provided, however, that the sum of the aggregate amount of Advances under the Revolving Credit Note plus the aggregate amount of Letters of Credit (and the unpaid amount of any draws or other demands for payment under any Letters of Credit) shall not exceed Twenty Million Dollars ($20,000,000) at any one time; and provided further that no Letter of Credit shall, by its terms, have an expiration date which extends beyond the Term Loan Maturity Date. In addition to the terms and conditions of this Agreement, the issuance of any Letters of Credit shall also be subject to the terms and conditions of any letter of credit applications and agreements executed and delivered by Borrower to Bank with respect thereto. Borrower shall pay to Bank annually in advance a fee equal to 1% of the amount of each Letter of Credit.

     (g) EXTENSION OF TERMINATION DATE. No later than December 1, 1999, and on each December 1 thereafter, provided Bank has consented to an extension of the Termination Date in each previous year throughout the term of the Revolving Credit and upon the request of the Borrower, the Bank may, in its sole discretion, consent in writing to an extension of the Termination Date for an additional period of one year, in such case extending the Termination Date by an additional year.

     2.2  CONVERSION TO TERM LOAN.

     (a) On or before the Termination Date, and provided no Default or Event of Default shall have occurred and be continuing hereunder, Borrower may elect to convert the aggregate direct Advances outstanding under the Revolving Credit to a one year term loan ("Term Loan"). Upon Borrower's election to convert the Revolving Loan to a Term Loan, Bank's obligation to make additional Advances shall cease. The Term Loan shall be evidenced by the Term Note and shall be subject to all of the terms and conditions of this Agreement.

     (b) Prior to conversion of the Revolving Credit to a Term Loan, Bank shall have received the Term Note and such documents and instruments, including without limitation, legal opinions and affirmations of guaranties, as Bank may reasonably request in connection therewith.

     (c) The principal indebtedness represented by the Term Note shall be due and payable in full, together with unpaid interest thereon as set forth below, on the Term Loan Maturity Date.

     (d) The Term Note shall bear interest from the date thereof on the unpaid principal balance thereof from time to time outstanding at a rate per annum equal to the Prime-based Rate or the Eurocurrency-based Rate, as the Borrower may elect subject to the provisions of this Agreement.

     (e) Not less than two days prior to the issuance of the Term Note, Borrower shall designate the initial Applicable Interest Rate with respect to the Term Note.

     (f) The Borrower shall elect the initial Interest Period applicable to the Term Note with respect to which the Applicable Interest Rate is the Eurocurrency-based Rate by its Notice of Term Rate given to the Bank pursuant to paragraph (g) below and subsequent Interest Periods by its Notice of Term Rate given to the Bank pursuant to paragraph (g), as the case may be. Provided that no Event of Default shall have occurred and be continuing, the Borrower may elect to continue a portion of the Term Note with respect to which the Applicable Interest Rate is the Eurocurrency-based Rate by giving irrevocable written notice thereof to the Bank by its Notice of Term Rate, not less than three (3) Business Days prior to the last day of the then current Interest Period applicable to that portion of the Term Note specifying the duration of the succeeding Interest Period therefor. If the Bank does not receive timely notice of the election and the Interest Period elected by the Borrower, the Borrower shall be deemed to have elected to convert such Applicable Interest Rate to the Prime-based Rate at the end of the then current Interest Period.

     (g) Subject to the provisions of paragraph (f) above, provided that no Event of Default shall have occurred and be continuing, the Borrower may, on any Business Day, convert the Applicable Interest Rate with respect to a portion of the Term Note to another Applicable Interest Rate, provided that any conversion while the Applicable Interest Rate is the Eurocurrency-based Rate shall be made only on the last Business Day of the then current Interest Period. If the Borrower desires to convert an Applicable Interest Rate, it shall give the Bank irrevocable written notice in form annexed hereto as EXHIBIT "G" ("Notice of Term Rate") thereof not less than three (3) Business Days' prior to the effective date of any such change specifying the date of such conversion, the Applicable Interest Rate elected and, if the conversion is into the Eurocurrency-based Rate, the duration of the first Interest Period therefor.

     (h) At its option and upon three (3) Business Days' prior written, telephonic or telegraphic notice to the Bank, the Borrower may prepay that portion of the Term Note with respect to which the Applicable Interest Rate is the Prime-based Rate or the Eurocurrency-based Rate in whole at any time or in part from time to time, without premium or penalty but with accrued interest on the principal being prepaid to the date of such prepayment, provided that: (i) in the case of that portion of the Term Note bearing interest at the Prime-based Rate each partial prepayment shall be in an amount not less than $250,000 or an integral multiple thereof; and (ii) in the case of that portion of the Term Note bearing interest at the Eurocurrency-based Rate, each partial prepayment shall be in an amount not less than $250,000 and such portion of the Term Note may only be prepaid on the last Business Day of the then current Interest Period with respect thereto.

     2.3 USE OF PROCEEDS OF REVOLVING CREDIT. The initial Advance of the Revolving Credit Note shall be used to repay the indebtedness outstanding (if any) under the Prior Note. The proceeds of each subsequent Advance shall be used by the Borrower solely for working capital needs and the temporary financing of acquisitions.

     2.4  INTEREST RATE.

     (a) PRIME-BASED INTEREST PAYMENTS. Interest on the unpaid balance of all Prime-based Advances and that portion of the Term Note which bears interest at the Prime-based Rate from time to time outstanding shall accrue at a per annum interest rate equal to the Prime-based Rate, and shall be payable in immediately available funds monthly commencing on the first day of the month next succeeding the month during which the initial Advance is made and on the first day of each month thereafter. Interest accruing at the Prime-based Rate shall be computed on the basis of a 360 day year and assessed for the actual number of days elapsed, and in such computation effect shall be given to any change in the interest rate resulting from a change in the Prime-based Rate on the date of such change in the Prime-based Rate.

     (b) EUROCURRENCY-BASED INTEREST PAYMENTS. Interest on each Eurocurrency-based Advance or portion of the Term Note which bears interest at the Eurocurrency-based Rate having a related Eurocurrency-Interest Period of 3 months or less shall accrue at its Eurocurrency-based Rate and shall be payable in immediately available funds on the last day of the Interest Period applicable thereto. Interest shall be payable in immediately available funds on each Eurocurrency-based Advance or portion of the Term Note which bears interest at the Eurocurrency-based Rate outstanding from time to time having a Eurocurrency-Interest Period of more than 3 months, at intervals of 3 months after the first day of the applicable Interest Period, and shall also be payable on the last day of the Interest Period applicable thereto. Interest accruing at the Eurocurrency-based Rate shall be computed on the basis of a 360 day year and assessed for the actual number of days elapsed from the first day of the Interest Period applicable thereto to, but not including, the last day thereof.

     (c) INTEREST PAYMENTS ON CONVERSIONS. Notwithstanding anything to the contrary in Subsection 2.4(a) or (b), all accrued and unpaid interest on any Advance or portion of the Term Note refunded or converted pursuant to Section 2.1(c) or 2.2(f) or (g) hereof shall be due and payable in full on the date such Advance is refunded or converted.

     (d) INTEREST ON DEFAULT. Notwithstanding anything to the contrary set forth in Subsection 2.4(a), (b) or (c), in the event and so long as any Event of Default shall exist under this Agreement, interest shall be payable daily on the principal amount of all Advances and the indebtedness under the Term Note, as applicable, from time to time outstanding (and on all other monetary obligations of Borrower hereunder and under the other Loan Documents) at a per annum rate equal to the Applicable Interest Rate in respect of each such Advance or portion of the Term Note, as applicable, plus, in the case of Eurocurrency-based Advances or portion of the Term Note which bears interest at the Prime-based Rate, three percent (3%) per annum for the remainder of the then existing Interest Period (but only so long as any Event of Default shall continue to exist), if any, and at all other such times and for all Prime-based Advances or portion of the Term Note which bears interest at the Eurocurrency-based Rate, at a per annum rate equal to the Prime-based Rate, plus three percent (3%) ("Default Rate").

     2.5 PREPAYMENT. Borrower may prepay all or part of the outstanding balance of any Prime-based Advance(s) or portion of the Term Note which bears interest at the Prime-based Rate (subject to not less than one (1) Business Day's notice to Bank) at any time, provided that the amount of any partial prepayment shall be at least Two Hundred Fifty Thousand Dollars ($250,000) and the aggregate balance of Prime-based Advance(s) remaining outstanding under the Revolving Credit Note shall be at least Two Hundred Fifty Thousand Dollars ($250,000). Borrower may prepay all or part of any Eurocurrency-based Advance or portion of the Term Note which bears interest at the Eurocurrency-based Rate, (subject to not less than three (3) Business Days' notice to Bank) only on the last day of the Interest Period applicable thereto, provided that the amount of any such partial prepayment shall be at least Two Hundred Fifty Thousand Dollars ($250,000), and the unpaid portion of such Advance which is refunded or converted under Subsection 2.1(c) or 2.2 (f) or (g) shall be at least Two Hundred Fifty Thousand Dollars ($250,000). Any prepayment made in accordance with this Subsection 2.5 shall be without premium, penalty or prejudice to the right to reborrow under the terms of this Agreement. Any other prepayment of all or any portion of the Revolving Credit or Term Note, whether by acceleration, mandatory or required prepayment or otherwise, shall be subject to Section 10 hereof, but otherwise without premium, penalty or prejudice.

     2.6 UNUSED FEE FOR REVOLVING CREDIT. As consideration for making the Revolving Credit available, the Borrower shall pay to the Bank an unused fee from the date hereof through the Termination Date equal to per annum of the unused portion of the Committed Amount under the Revolving Credit. Such fee shall be computed on the basis of the average daily unused portion of the Committed Amount and shall be payable quarterly in arrears beginning on February 10, 1999 and continuing on the 10th day of each of the following months thereafter during the term of the Revolving Credit: May, August, November and February.

                        SECTION 3. SECURITY AND GUARANTY.

     The obligations and liabilities of the Borrower hereunder and under the Loan Documents shall be secured and guaranteed as provided in this Section 3, subject to the provisions set forth below.

     3.1  SECURITY INTEREST.

     (a) The Revolving Credit Note and the Term Note shall be unsecured except as provided for in subsection 3.1(b) below.

     (b) (i) In the event that any real or personal property of the Borrower becomes subject to a Lien (in violation of this Agreement) which is not a Permitted Lien and which Lien is not removed within thirty days of Borrower's receipt of notice of any Lien (and without regard to any additional cure period) or (ii) upon the occurrence of any Event of Default which has not otherwise been cured or waived at any time, the Bank shall have the right after written notification to the agent of the Purchasers named in the Note Purchase Agreement and to Barnett Bank of Broward County, N.A. (with a copy to Borrower) to become secured by a first perfected (as set forth below) security interest in and mortgage of all the real and personal property of the Borrower now owned or hereafter acquired or arising, and all proceeds thereof. The Borrower shall execute and deliver to the Bank such mortgages and security agreements as the Bank shall require and as are customary for a transaction of that type, covering said real and personal property in form and substance satisfactory to the Bank (the "Security Documents"), securing the foregoing obligations to the full extent permitted under applicable law. The Security Documents shall be sufficient, when notice thereof is properly filed or recorded in the appropriate jurisdictions, to grant to the Bank a first perfected security interest in and lien on the Borrower's property, subject to no prior Liens or encumbrances except as expressly permitted herein, except the equal and ratable lien, if any, to be granted pursuant to the Note Purchase Agreement or the Barnett Loan Agreement or the Barnett Term Loan Agreement, or except as the Bank permits in writing. The Borrower agrees to execute or otherwise provide to the Bank any and all financing statements, modifications, and other agreements or consents required by the Bank now or in the future to perfect Bank's interest in the collateral and otherwise in connection therewith. The grant of a lien and security interest pursuant to this Subsection shall not cure any violation of this Agreement, any such violation shall constitute an Event of Default hereunder taking into account the expiration of any applicable cure period.

     3.2 GUARANTY. Payment of the Revolving Credit Note and the Term Note, any other obligations under this Agreement or the other Loan Documents, presently existing or hereafter arising, shall be guaranteed by each of the Restricted Subsidiaries as set forth in that certain Continuing and Unconditional Guaranty of even date herewith executed by each Restricted Subsidiary (the "Guaranty"). In the event of the designation of any additional Restricted Subsidiaries, a joinder agreement in the form attached hereto as Exhibit "C" shall be executed and delivered to the Bank by each such additional Restricted Subsidiary (also, a "Guaranty"), together with such supporting attorney's opinion, if requested by Lender, evidence of corporate authorization, and other instruments and documents as the Bank may reasonably request.

                   SECTION 4. REPRESENTATIONS AND WARRANTIES.

     To induce the Bank to enter into this Agreement and to establish the Revolving Credit, make the Advances and convert the Revolving Credit into a Term Loan, the Borrower represents and warrants to the Bank (which representations and warranties shall survive the delivery of the documents mentioned herein and the establishment of the credit and the making of the advances contemplated hereby) as follows:

     4.1 CORPORATE EXISTENCE; POWER; COMPLIANCE WITH LAW; RESTRICTED SUBSIDIARIES; NAME HISTORY. Each of the Borrower and the Restricted Subsidiaries is a corporation duly incorporated and organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each of the Borrower and the Restricted Subsidiaries has all requisite power and authority (corporate and otherwise) to own and operate its properties and to carry on its business as now being conducted, is duly qualified as a foreign corporation to do business and is good standing in every jurisdiction in which the failure to so qualify is reasonably likely to materially adversely affect the business, earnings, prospects, properties, or condition (financial or otherwise) of the Borrower and its Restricted Subsidiaries, taken as a whole. Each of the Borrower and the Restricted Subsidiaries has all licenses and permits necessary to carry on and conduct its business in all states and localities wherein it now operates and is in compliance with all other requirements of law, rule, or regulation applicable to it and to its business, if the failure to possess such licenses and permits or to so comply, either individually or in the aggregate, is reasonably likely to materially adversely affect the business, earnings, properties, or condition (financial or otherwise) of the Borrower and the Restricted Subsidiaries, taken as a whole.

     The Borrower is a Subsidiary of the Parent. All of the Subsidiaries of the Borrower are listed on Schedule 1.1.B hereto. None of the Borrower or the Restricted Subsidiaries have merged, changed its name, or done business under a fictitious name during the past five years, except as set forth in Schedule 1.1.B hereto.

     4.2  CAPITAL STOCK; PARENT; SUBSIDIARIES.

     (a) The authorized capital stock of the Borrower consists of 1,000 shares of common stock, par value $0.01 per share, which is voting stock and is vested with all the voting rights in the Borrower, of which 100 shares are issued and outstanding, and 1,000 shares of preferred stock, par value $0.01 per share, of which no shares are issued or outstanding. All such outstanding shares have been duly authorized, validly issued and are fully paid, nonassessable and free of preemptive rights. No shares of common stock are held in the treasury of the Borrower. There are no subscriptions, options, warrants, or calls relating to the issuance by the Borrower of any shares of common stock, including any right of conversion or exchange under any outstanding security or other instrument. There are no voting trusts or other agreements or understandings with respect to the voting of the common stock of the Borrower. The Borrower is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its common stock or any security convertible into or exchangeable for any of its common stock. All of the outstanding shares of common stock of the Borrower are owned beneficially and of record by the Parent.

     (b) The authorized capital stock of the Parent consists of 50,000,000 shares of common stock, par value $0.01 per share, which is voting stock and, is vested with all the voting rights in the Parent, of which 22,034,012 shares are issued and 18,463,288 are outstanding, and 1,000,000 shares of preferred stock, par value $1.00 per share, none of which are issued and outstanding. The only Subsidiaries of The Borrower and those listed in Schedule 1.1.B hereto.

     (c) The only Subsidiaries of the Borrower are as listed in Schedule 1.1.B hereto. Schedule 1.1.B correctly sets forth as to each Subsidiary its name, the jurisdiction of its incorporation if a corporation, or the jurisdiction of its formation if a partnership, whether such Subsidiary is a Restricted Subsidiary, the jurisdiction of its principal place of business, the address of its principal place of business, chief executive office, and the office where all books and records are kept, if different, the name of its parent company, the number of authorized shares, and the number of outstanding shares of each class of capital stock of such Subsidiary, and the number of such outstanding shares owned by the Borrower or other parent company. All of the outstanding shares of capital stock of each class of each Subsidiary have been validly issued and are fully paid and nonassessable. The Borrower owns beneficially and of record all of the outstanding shares of capital stock of each Subsidiary indicated as being owned by it on Schedule 1.1.B hereto, free and clear of any Liens.

     4.3 CORPORATE POWER AND AUTHORIZATION TO EXECUTE LOAN DOCUMENTS; NO CONFLICT; NO CONSENT. Each of the Borrower and the Restricted Subsidiaries has the corporate power and authority and the legal right to execute and deliver the Loan Documents to be executed by it and to perform its obligations thereunder, and has taken all corporate action necessary to authorize the execution, delivery, and performance of such Loan Documents and to authorize the transactions contemplated thereby. The execution, delivery, and performance by the Borrower or the Restricted Subsidiaries of the Loan Documents to be executed by it will not contravene, conflict with, result in the breach of, or constitute a violation of or default under, or result in the creation of any lien, charge, or encumbrance upon any property or assets of the such Person, pursuant to, the articles of incorporation or bylaws or other governing instruments of such Person, or any applicable law, rule, regulation, judgment, order, writ, injunction, or decree or any indenture or other agreement or instrument to which the Borrower, or a Restricted Subsidiary is a party, or by which such Person or its property may be bound or affected which has a material adverse effect on the business earnings, prospects, properties, or conditions (financial or otherwise) of the Borrower and the Restricted Subsidiaries taken as a whole. No consent, license, or authorization of, or filing with, or notice to, any Person or entity (including, without limitation, any governmental authority), is necessary or required in connection with the execution, delivery, performance, validity, or enforceability of the Loan Documents and the transactions as contemplated thereunder, except for consents, licenses, authorizations, filings, and notices obtained or performed by the Borrower or any Restricted Subsidiary and of which the Bank has been provided written notice, or referred to or disclosed in the Loan Documents. Any such consents, licenses, authorizations, filings, or notices remain in full force and effect.

     4.4 ENFORCEABLE OBLIGATIONS. The Loan Documents constitute legal, valid, and binding agreements enforceable against the respective parties thereto and any property described therein in accordance with their respective terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, arrangement, moratorium, or other laws relating to or affecting the rights of creditors generally and (ii) general principles of equity, regardless of whether enforcement is considered in proceedings at law or in equity.

     4.5  FINANCIAL CONDITION.

     (a) The financial statements of the Borrower as of August 1, 1998 and the financial statements of the Parent as of August 1, 1998, copies of which have been furnished to the Bank, fairly present the financial condition of the Borrower and the Parent, respectively, as at the date of the financial statements, and fairly present the results of the operations of the Borrower and the Parent for the period covered thereby.

     (b) Neither the Borrower, nor any of the Restricted Subsidiaries have any direct or contingent liabilities, liabilities for taxes, long-term leases, or unusual forward or long-term commitments as of the date of this Agreement which, either individually or in the aggregate, are or are reasonably likely to be material to the Borrower and the Restricted Subsidiaries, which are not disclosed by provided for, or reserved against in the foregoing financial statements or referred to in notes thereto, other than liabilities incurred since August 1, 1998 in the ordinary course of business which in the aggregate have no material adverse effect on the Borrower and the Restricted Subsidiaries, taken as a whole, or on the conduct of the business of the Borrower and the Restricted Subsidiaries, taken as a whole. The Borrower does not know of any basis for any material unrealized or anticipated losses of the Borrower. The financial statements furnished to the Bank have been prepared in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis maintained throughout the period involved. There has been no material adverse change in the business, earnings, prospects, properties, or condition, financial or otherwise, of the Borrower and the Restricted Subsidiaries, taken as a whole, since the date of such financial statements.

     4.6 NO LITIGATION. Except as set forth in Schedule 4.6 hereto, there is no suit or proceeding at law or in equity or other proceeding or investigation (including proceedings by or before any court, arbitrator, governmental or administrative commission, board or bureau, or other administrative agency) pending, or to the best knowledge of the Borrower threatened, by or against or involving the Parent, the Borrower, or any Subsidiary, or against any of their respective properties, existence, or revenues which, individually or in the aggregate, (a) if adversely determined, is reasonably likely to have a material adverse effect on the properties, assets, or business, or on the condition, financial or otherwise, of the Borrower and the Restricted Subsidiaries, taken as a whole, (b) materially impair the right or ability of the Borrower and the Restricted Subsidiaries, taken as a whole, to carry on their operations substantially as now conducted or as anticipated to be conducted in the future,
(c) which would substantially impair the ability of the Borrower to perform its obligations under the Loan Documents, or, regardless of outcome, which questions the validity of the transactions contemplated by the Loan Documents, or (d) regardless of outcome, which would be required to be disclosed in notes to any balance sheet as of the date hereof of the Borrower prepared in reasonable detail in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis.

     4.7  INVESTMENT COMPANY ACT; REGULATION.

     (a) Neither the Borrower nor any of its Subsidiaries is an "investment company" or an "affiliated person" of an "investment company," or a company "controlled" by an "investment company," and neither the Borrower nor any of its Subsidiaries is an "investment advisor" or an "affiliated person" of an "investment advisor," and as each of the quoted terms is defined or used in the Investment Company Act of 1940, as amended, (b) neither the Borrower nor any of its Subsidiaries is subject to regulation under any state or local public utilities code or any federal, state, or local statute or regulation limiting its ability to incur Indebtedness for Money Borrowed or to pledge assets of the type contemplated hereunder.

     4.8 DISCLOSURE AND NO UNTRUE STATEMENTS. No representation or warranty made by the Borrower in the Loan Documents or which will be made by the Borrower from time to time in connection with the Loan Documents (a) contains or will contain any misrepresentation or untrue statement of any material fact, or (b) omits or will omit to state any material fact necessary to make the statements therein not misleading. There is no fact (excluding information relating to world or national economic, social, or political conditions generally) known to any Responsible Officer of Borrower which materially adversely affects, or which would in the future materially adversely affect, the business, assets, properties, or condition, financial or otherwise, of the Borrower and the Restricted Subsidiaries, taken as a whole, or materially affects, or which might in the future materially adversely affect, the ability of the Borrower and the Restricted Subsidiaries to perform their obligations under the Loan Documents, or except as set forth or referred to in the Loan Documents or otherwise disclosed in writing to the Bank.

     4.9  TITLE TO ASSETS; LEASES IN GOOD STANDING.

     (a) Each of the Borrower and the Restricted Subsidiaries has good and valid title (or, with respect to interests as lessee or otherwise, its equivalent under applicable law) to properties and assets purported to be owned (or leased) by it that are material to the conduct of the business of the Borrower and the Restricted Subsidiaries, taken as a whole, and including properties and assets reflected in the financial statements and notes thereto described in Subsection 4.5 hereof, except for such assets as have been disposed of in the ordinary course of business. All such properties and assets are subject to no Liens, other than Permitted Liens. Schedule 1.1.A accurately lists
(i) each financing statement, deed, agreement, or other instrument in effect on the date hereof which has been filed, recorded, or registered pursuant to any United States federal, state, or local law or regulation that names the Borrower or any of the Restricted Subsidiaries as debtor or lessee or as the grantor or the transferor of the interest created thereby, and (ii) as to each such financing statement, deed, agreement, or other instrument, the names of the debtor, lessee, grantor, or transferor and the secured party, lessor, grantee, or transferee and the name of the jurisdiction in which such financing statement, deed, agreement or other instrument has been filed, recorded, or registered. Except as contemplated hereby, and pursuant to the Note Purchase Agreement, the Barnett Loan Agreement and the Barnett Term Loan Agreement, neither the Borrower nor any of the Restricted Subsidiaries has signed any agreement or instrument in effect on the date hereof authorizing any secured party thereunder to file any such financing statement, deed, agreement, or other instrument (other than any such agreement or instrument relating to the Liens permitted under paragraph (d) or
(f) of the definition of Permitted Liens).

     (b) Each of the Borrower and its Restricted Subsidiaries has the right to, and does, enjoy peaceful and undisturbed possession under all leases under which it is leasing property that are material to the conduct of the business of the Borrower and its Restricted Subsidiaries, taken as a whole. All such leases are valid, subsisting and in full force and effect, subject only to Permitted Liens, and neither the Borrower nor any of its Restricted subsidiaries in default in the performance, observance, or fulfillment of any obligation under any provision of any such lease, which default is reasonably likely to result in a termination of such lease or have a material adverse effect on the Borrower and its Restricted Subsidiaries, taken as a whole. No Responsible Officer has received any written notice that any other party to any such lease is in default under any such lease.

     4.10 INVESTMENTS. The Borrower and the Restricted Subsidiaries do not own any Investments other than Permitted Investments of the types described in clauses (a)-(e) of the definition of such term in Subsection 1.1 hereof and other than the Investments listed in Schedule 1.1.A hereto, which Item correctly sets forth the amounts (determined as provided in the definition of "Investments" in Subsection 1.1) of the Investments listed thereon.

     4.11 PAYMENT OF TAXES. Each of the Borrower, and the Subsidiaries has filed or caused to be filed all, federal, state, and local tax returns which are required to be filed by it and has paid or caused to be paid all taxes as shown on said returns or on any assessment received by it, to the extent that such taxes have become due, other than taxes being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been established in accordance with Generally Accepted Accounting Principles. No controversy in respect of additional taxes of the Parent, the Borrower or any Subsidiary is pending, or, to the knowledge of the Borrower, threatened, except as shown on the Borrower's financial statements described in Subsection 4.5 hereof or in notes thereto, and other than amounts in respect of business carried on by the Borrower, and the Subsidiaries in the ordinary course since the date of such financial statements, and other than amounts which, either individually or in the aggregate, do not materially and adversely affect, and are not likely to materially and adversely affect, the business, earnings, prospects, properties, or condition (financial or otherwise) of the Borrower and the Restricted Subsidiaries, taken as a whole.

     4.12 AGREEMENT OR CONTRACT RESTRICTIONS; NO DEFAULT. Neither the Borrower nor any of the Subsidiaries is a party to, or is bound by, any agreement, contract, or instrument or subject to any charter or other corporate restriction which materially and adversely affects the business, properties, assets, operations, or condition, financial or otherwise, of the Borrower and the Restricted Subsidiaries, taken as a whole. The ability of the Borrower or any of its Restricted Subsidiaries to declare, make, or pay dividends in respect of any shares of its common stock is not expressly limited by the provisions of any agreement or instrument other than the Note Purchase Agreement, the Barnett Loan Agreement and the Barnett Term Loan Agreement. Each of the Borrower and the Restricted Subsidiaries is in full compliance with and is not in default in the performance, observance, or fulfillment of any obligations, covenants, or conditions contained in any agreement or instrument to which it is a party, other than any defaults which individually or in the aggregate are not reasonably likely to materially adversely affect the business, earnings, prospects, properties, or condition (financial or otherwise) of the Borrower and the Restricted Subsidiaries, taken as a whole.

     4.13 PATENTS, TRADEMARKS, LICENSES, ETC. Each of the Borrower and the Restricted Subsidiaries owns, possesses, or has the right to use, and holds free from burdensome restrictions or known conflicts with the rights of others, all patents, patent rights, licenses, trademarks, trademark rights, trade names, trade name rights, and copyrights, and all rights with respect to the foregoing, necessary to conduct their respective businesses as now being conducted, and is in full compliance with the terms and conditions, if any, of all such patents, patent rights, licenses, trademarks, trademark rights, trade names, trade name rights, or copyrights and the terms and conditions of any agreements relating thereto, except for such conflicts or noncompliance which, either individually or in the aggregate, do not materially and adversely affect the business, earnings, prospects, properties, or condition (financial or otherwise) of the Borrower and the Restricted Subsidiaries, taken as a whole. Further, each of the Restricted Subsidiaries and the Borrower agree that they shall not transfer any and all patents, patent rights, licenses, trademarks, trademark rights, trade name, trade name rights and copyrights and all rights to the foregoing presently held by Borrower or any Restricted Subsidiary to any Person or entity including the Parent, however, transfers between (a) Borrower and the Restricted Subsidiaries; (b) Restricted Subsidiaries; and (c) Restricted Subsidiaries and Borrower shall be permitted.

     4.14 GOVERNMENT CONTRACT. Neither the Borrower nor any Subsidiary is subject to the renegotiation of any government contract in any material amount.

     4.15 COMPLIANCE WITH ERISA; MULTIEMPLOYER PLANS.

     (a) Neither the execution and delivery of this Agreement or the other Loan Documents, the incurrence of the indebtedness hereunder by the Borrower, the application by the Borrower of the proceeds thereof, nor the consummation of any of the other transactions contemplated by this Agreement, constitutes or will constitute a "prohibited transaction" (within the meaning of Section 4975 of the Code or Section 406 of ERISA).

     (b) Each Plan is in compliance in all material respects with applicable provisions of ERISA and the Code. Each of the Borrower and the Subsidiaries has made all contributions to the Plans required to be made by them.

     (c) Except for liabilities to make contributions and to pay PGGC premiums and administrative costs, neither the Borrower, of the Subsidiaries, nor any ERISA Affiliate has incurred any material liability to or on, account of any Plan or Pension Plan under applicable provisions of

ERISA or the Code, and no condition exists which presents a material risk to the Borrower, any of its subsidiaries, or any ERISA Affiliate of incurring any such liability. No domestic Pension Plan has an "accumulated funding deficiency" (within the meaning of Section 412 of the Code), whether or not waived. Neither the Parent, the Borrower, any of its Subsidiaries, any ERISA Affiliate, the PBGC, nor any other Person has instituted any proceedings or taken any other action to terminate any Pension Plan, nor (in the case of the Parent, the Borrower, or any Subsidiary) has any present intention of terminating any Pension Plan.

     (d) Except with respect to any Multiemployer Plan, the present value of the "current liability" (within the meaning of Section. 412 (1) (7) (a) of the Code) under each Pension Plan (based on the assumptions used in the funding of such Pension Plan, which assumptions are reasonable, and determined as of the last day of the most recent plan year of such Pension Plan for which an annual report has been filed with the IRS, did not exceed the current fair market value of the assets of such Pension Plan as of such last day.

     (e) None of the Plans is a Multiemployer Plan, and neither the Borrower, any of its Restricted Subsidiaries, nor any ERISA Affiliate (i) has contributed or been obligated to contribute to any Multiemployer Plan at any time within the preceding six years, (ii) has incurred or is reasonably expected to incur any "withdrawal liability" (within the meaning of Part I of Subtitle E of Title IV of ERISA) ; or (iii) has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is insolvent, is in reorganization, or has been "terminated" (within the meaning of Title IV of ERISA).

     4.16 COMPLIANCE WITH ENVIRONMENTAL LAWS.

     (a) Each of the Borrower and the Restricted Subsidiaries is, and will continue to be, in full compliance with all applicable federal, state, and local environmental laws, regulations, and ordinances governing its business, products, properties, or assets with respect to all discharges into the ground and surface water, emissions into the ambient air and generation, accumulation, storage, treatment, transportation, labeling, or disposal of waste materials or process by-products, the violation of which is reasonably likely to materially and adversely affect the business, earnings, prospects, properties, or condition (financial or otherwise) of the Borrower and the Restricted Subsidiaries, taken as a whole, and, neither the Borrower nor any of its Restricted Subsidiaries is liable for any penalties, fines, or forfeitures for failure to comply with any such laws, regulations, and ordinances other than penalties, fines or forfeitures which are not reasonably likely to materially and adversely affect the business, earnings, prospects, properties, or condition (financial or otherwise) of the Borrower and Restricted Subsidiaries, taken as a whole. All licenses, permits or registrations required for the business of the Borrower and its Restricted Subsidiaries, as presently conducted and proposed to be conducted, under any federal, state, or local environmental laws, regulations or ordinances have been obtained or made, other than any such licenses, permits, or registrations the failure to obtain or make which, either individually or in the aggregate, do not materially and adversely affect, and are not reasonably likely to materially and adversely affect, the business, earnings, prospects, properties, or condition (financial or otherwise) of the Borrower and its Restricted Subsidiaries, taken as a whole, and the Borrower and its Restricted Subsidiaries each is in compliance with all such licenses, permits, and registrations other than any such licenses, permits, or registrations the failure to obtain, make or comply with which, either individually or in the aggregate, do not materially and adversely affect, and are not reasonably likely to materially and adversely affect, the business, earnings, prospects, properties or condition (financial or otherwise) of the Borrower and its Restricted Subsidiaries, taken as a whole.

     (b) No release, emission, or discharge into the environment of hazardous substances, as defined under the Comprehensive Environmental Responses, compensation, and Liability Act, as amended, or hazardous waste, as defined under the Resource Conservation and Recovery Act, or air pollutants as defined under the Clean Air Act, or pollutants, as defined under the Clean Water Act, has occurred or is presently occurring on or from any property owned or leased by the Borrower or its Subsidiaries in excess of federal, state or local permitted release or reportable quantities, or other concentrations,, standards, or limitations under the foregoing laws, or any state or local law governing the protection of health and the environment, or under any other federal state, or local laws or regulations (then or now applicable, as the case may be) other than any such releases, emissions, or discharges which, either individually or in the aggregate, do not materially and adversely affect, and are not reasonably likely to materially and adversely affect, the business, earnings, prospects, properties, or condition (financial or otherwise) of the Borrower and the Restricted Subsidiaries, taken as a whole.

     (c)  Neither the Borrower nor any of its Restricted Subsidiaries has ever
(i) owned, occupied, or operated a site or structure on or in which any hazardous substance was or is stored, transported, or disposed of, or (ii) transported or arranged for the transportation of any hazardous substance except, in each case, in full compliance with all applicable federal, state, and local environmental laws, regulations, and ordinances governing its business, products, properties, or assets or the storage, transportation, or disposal of hazardous substances, which ownership, occupation, operation, transportation or arranging is reasonably likely to (i) subject the Parent, the Borrower and the Restricted Subsidiaries to any liabilities, expenses, fines or penalties which, individually or in the aggregate, are material to the Parent, the Borrower and its Restricted Subsidiaries, taken as a whole, or (ii) inhibit or result in the prohibition by the use by the Borrower or any Restricted Subsidiary of any property necessary in the conduct of the business of the Parent, the Borrower or such Subsidiary, the effect of which, individually or in the aggregate, is reasonably likely to materially adversely affect the business, earnings, prospects, properties, or condition (financial or otherwise) of the Parent, the Borrower and the Restricted Subsidiaries, taken as a whole. Neither the Parent, the Borrower nor any of its Restricted Subsidiaries has ever caused or been held legally responsible for any release or threatened release of any hazardous substance, or received notification from any federal, state, or other governmental authority of any such release or threatened release, of any hazardous substance from any site or structure owned, occupied, or operated by the Borrower or any of its Restricted Subsidiaries, individually or in the aggregate, reasonably likely to lead to liabilities, expenses, fines, and penalties in an amount material to the Borrower and the Restricted Subsidiaries, taken as a whole.

     4.17 LABOR RELATIONS. Neither the Borrower nor any of its Subsidiaries is engaged in any unfair labor practice which is reasonably likely to materially adversely affect the business, earnings, prospects, properties, or condition (financial or otherwise) of the Borrower and the Restricted Subsidiaries, taken as a whole. There is (a) no unfair labor practice complaint pending or, to the best knowledge of the Borrower, threatened against the Borrower or any of its Restricted Subsidiaries before the National Labor Relations Board or any court or labor board, and no grievance or arbitration proceedings arising out of or under collective bargaining agreements is so pending or, to the best knowledge of the Borrower, threatened; (b) no strike, lock-out, labor dispute, slowdown, or work stoppage pending or, to the best knowledge of the Borrower, threatened against the Borrower or any of its Restricted Subsidiaries; and (c) no union representation or certification question existing or pending with respect to the employees of the Borrower or any of its Subsidiaries and, to the best knowledge of the Borrower, no union organization activity taking place, which unfair labor practice complaint, grievance, or arbitration proceedings, strike, lock-out, labor dispute, slowdown, or work stoppage or union representation or certification question, individually or in the aggregate, is reasonably likely to have a material adverse affect on the business, earnings, prospects, properties, or condition (financial or otherwise) of the Borrower and the Restricted Subsidiaries, taken as a whole.

     4.18 SOLVENCY. The Borrower is, and immediately after giving effect to the consummation of the transactions contemplated by the Agreement will be, Solvent.

     For purposes of this Subsection, the term "Solvent" shall mean, with respect to any Person, that:

     (a) the assets of such Person, at a Fair Valuation, exceed the total liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities) of such Person;

     (b) based on current projections, which are based on underlying assumptions which provide a reasonable basis for the projections and which reflect such Person's judgment based on present circumstances of the most likely set of conditions and such Person's most likely course of action for the period projected, such Person believes it has sufficient cash flow to enable it to pay its debts as they mature; and

     (c) such Person does not have an unreasonably small capital with which to engage in its anticipated business.

     For purposes of this Subsection, the "Fair Valuation" of the assets of any Person shall be determined on the basis of the amount which may be realized within a reasonable time, either through collection or sale of such assets at the regular market value, conceiving the latter as the amount which could be obtained for the property in question within such period by a capable and diligent businessman from an interested buyer who is willing to purchase under ordinary selling conditions.

     4.19 RACKETEER INFLUENCED AND CORRUPT ORGANIZATIONS ACT. Neither the Borrower, or any Subsidiary has ever been or is now engaged, or will engage, directly or Indirectly, in any pattern of "racketeering activity" or in any "collection of any unlawful debt," as each of the noted terms or phrases is defined or used by the Racketeer Influenced and Corrupt Organization
(s) Act of either the United States or the State of Florida, Title 18, United States Code, Section 1961 et seq.; Chapter 895, Florida Statutes, respectively, as each act now exists or is hereafter amended (the "RICO Lien Acts"). None of the real property of the Parent, the Borrower, or any Subsidiary, none of the Parent's, the Borrower's or any Subsidiary's interest or interests of any kind, including any beneficial interest or interests, mortgages and leases, in or on real property and none of the Parent's, the Borrower's or any Subsidiary's personal property, including money, has ever been, is now, or is in any way reasonably anticipated by the Borrower to become, subject to any lien, notice, civil investigative demand, action, suit or other proceeding pursuant to the RICO Lien Acts.

                        SECTION 5. CONDITIONS OF LENDING.

     Borrower covenants and agrees that it will, and, as applicable, it will cause each of its Subsidiaries, until the Termination Date and thereafter until final payment in full of the obligations and liabilities of Borrower hereunder and under the Revolving Credit Note and the Term Note and the performance by the Borrower of all other obligations under this Agreement and the other Loan Documents, unless Bank shall otherwise consent in writing:

     5.1 CONTINUING ACCURACY OF REPRESENTATIONS AND WARRANTIES. At the time of each Advance, the representations and warranties set forth in Section 4 hereof, as supplemented by written disclosures by the Borrower to the Bank of changes affecting such representations and warranties (but which changes do not breach any term of this Agreement except as may have been waived or for which consent has been given by the Bank) or as supplemented by subsequent financial statements provided to the Bank, shall be true and correct on and as of the date of the borrowing with the same effect as though the representations and warranties had been made on and as of the date of the borrowing, except to the extent that such representations and warranties may expressly relate to an earlier date, in which case the shall continue to be true as of such date.

     5.2 NO DEFAULT. At the time of each borrowing or issuance or renewal of a letter of credit hereunder, the Borrower shall be in compliance with all terms and conditions set forth herein, and no Event of Default, nor any event which upon notice or lapse of time or both would constitute an Event of Default, shall have occurred and be continuing at the time of such borrowing, unless such Event of Default shall have been waived by the Bank in writing.

     5.3 OPINION OF THE BORROWER'S COUNSEL. On or prior to the date of this Agreement, and to the extent required by the Bank at the time of any borrowing hereunder, the Bank shall have received the favorable opinion of counsel for the Borrower, in form and substance satisfactory to the Bank.

     5.4 OPINION OF THE BANK'S COUNSEL. At the option of the Bank, the Bank shall have received at the time of closing the favorable opinion of counsel of the Bank, in form and substance satisfactory to the Bank, as to such matters as the Bank may require. All legal matters in connection with the Loan Documents and the transactions herein and therein contemplated and all documents and proceedings shall be satisfactory in form and substance to counsel of the Bank.

     5.5 LOAN DOCUMENTS. On or prior to the date of this Agreement, the Bank shall have received, duly executed, this Agreement and the other Loan Documents (with the exception of any Security Documents), all in form and substance satisfactory to the Bank and counsel for the Bank.

     5.6 SUPPORTING DOCUMENTS. On or prior to the date of this Agreement, the Bank shall have received all other documents and instruments required hereunder or otherwise reasonably required by the Bank to be executed and delivered or otherwise provided to the Bank in form and substance satisfactory to the Bank and counsel for the Bank.

                        SECTION 6. AFFIRMATIVE COVENANTS.

     The Borrower covenants and agrees that until the Termination Date and thereafter until final payment in full of all obligations and liabilities hereunder, and under the Revolving Credit Note and the Term Note and the performance by the Borrower of all other obligations under this Agreement and the other Loan Documents, unless Bank shall otherwise consent in writing, the Borrower will fully comply and will cause each Restricted Subsidiary to comply with the following provisions:

     6.1 FINANCIAL REPORTS AND OTHER INFORMATION. The Borrower will deliver or cause to be delivered to the Bank the following:

     (a) As soon as practicable and in any event within fifty (50) days after the end of each fiscal quarter other than the last quarter of each fiscal year, a consolidated balance sheet for the Borrower and the Restricted Subsidiaries as at the last day of such quarter and the related consolidated statement of income for such quarter and cumulative year-to-date for the Borrower and the Restricted Subsidiaries, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail and satisfactory in scope to the Bank and certified by the chief financial officer of the Borrower as to the fairness of such financial statements and that the same have been prepared in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis, subject to changes resulting from normal, recurring year-end adjustments; provided, however, that if, so long as the Borrower is a Subsidiary of the Parent, the Parent duly files with the SEC any Form 12b-25 under the Exchange Act (or any successor form thereunder) with respect to its inability to timely file its quarterly report on Form 1Q for a fiscal quarter and obtains a valid extension of such time to file, the financial information required to be delivered by this paragraph may be delivered later than fifty (50) days after the end of such fiscal quarter but in no event later than the extended deadline for filing such quarterly report imposed by said Rule 12b-25.

     (b) As soon as practicable and in any event within one hundred (100) days after the end of each fiscal year, the consolidated balance sheet of the Borrower and the Restricted Subsidiaries as at the end of such fiscal year, and related consolidated statements of income, retained earnings, and changes in financial position for such fiscal year, setting forth in each case in comparative form figures for the corresponding period in the preceding calendar year, all in reasonable detail and satisfactory in scope to the Bank and certified by and containing an unqualified opinion of

PricewaterhouseCoopers, or other independent certified public accountants of recognized national standing selected by the Borrower and reasonably satisfactory to the Bank, provided, however, that if, so long as the Borrower is a Subsidiary of the Parent, the Parent shall duly file with the SEC any Form 12b-25 under the Exchange Act (or any successor form thereunder) with respect to its inability to timely file its annual report on Form 10-K for a fiscal year and obtains a valid extension of such time to file, the financial information required to be delivered by this paragraph may be delivered later than one hundred (100) days after the end of such fiscal year but in no event later than the extended deadline for filing such annual report imposed by said Rule 12b-25.

     (c) As soon as practicable, and in any event within fifty (50) days after the end of each fiscal quarter, other than the last quarter of each fiscal year, a consolidated balance sheet as at the last day of such quarter and the related consolidated statement of income for such quarter and cumulative year-to-date for the Parent and its Subsidiaries, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail and satisfactory in scope to the Bank and certified by the chief accounting officer of the Parent as to the fairness of such financial statements and that the same have been prepared in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis, subject to changes resulting from nonrecurring year-end adjustments; provided, however, that the delivery of the Parent's quarterly report on Form 10-Q promptly after its timely filing with the SEC thereof shall satisfy the requirements of this paragraph with regard to consolidation of financial statements;

     (d) As soon as practicable, and in any event within one hundred (100) days after the end of each fiscal year, the consolidated balance sheet of the Parent and its Subsidiaries as at the end of such fiscal year, and related consolidated statements of income, retained earnings, and changes in financial position for such fiscal year, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail and satisfactory in scope to the Bank and certified by and containing an unqualified opinion of PricewaterhouseCoopers, or other independent certified public accountants of recognized national standing selected by the Parent and reasonably satisfactory to the Bank; provided, however, that, the delivery of the Parent's annual report on Form 10-K promptly after its timely filing with the SEC thereof shall satisfy the requirements of this paragraph with regard to consolidated financial statements;

     (e)  Together with each delivery of those items required by clauses (a) and
(b) above, a Certificate of Compliance in the form attached hereto as Exhibit "D", executed by the chief financial officer or the Vice President-Comptroller of the Borrower;

     (f) Within fifteen (15) Business Days after the end of each month, a Borrowing Base Certificate as of the end of such month in substantially the form of Exhibit "E" annexed hereto;

     (g) Together with each delivery of the financial statements required by clause (b) above, a certificate of the independent certified accountants stating that in making the examination necessary to said certification of the financial statements, they obtained no knowledge of any condition or event pertaining to financial or accounting matters that constitutes an Event of Default, or event which after notice by the Bank or lapse of time, or both, or would constitute an Event of Default; or if the accountants have obtained knowledge of any Event of Default or such event, a statement specifying the nature and period of existence thereof.

     (h) Promptly upon distribution thereof, copies of all annual or quarterly financial or other statements of Borrower and the Parent (including proxy statements, documents, and reports as the Borrower) shall send to any class of its shareholders;

     (i) At any time when the Borrower or the Parent is obligated to file reports with the SEC pursuant to the Exchange Act, promptly, and in any event within fifteen (15) days after the filing thereof, copies of all periodic reports, current reports, and registration statements which the Borrower files with the SEC or any equivalent governmental agency and, promptly upon written request therefor, copies of any financial statements which the Borrower files annually with any federal, state, or local regulatory agency or agencies;

     (j) As soon as practicable and in any event within fifteen (15) days after the end of each month, accounts receivable aging reports and reports as to Eligible Inventory, as of the end of such month, in form and reasonable substance satisfactory to the Bank and certified by the chief financial officer or the Vice President-Comptroller of the Borrower to have been prepared in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis; and, upon the request of the Bank, within fifteen (15) days after the end of each month, such reports as of the fifteenth (15th) day of such month; and

     (k) With reasonable promptness such additional financial or other information as the Bank may from time to time reasonably request (including, without limitation, consolidating financial statements with respect to any Subsidiary); provided, however, that the Borrower shall not be required to furnish any information requested pursuant to this paragraph to the extent that such information is not then available or may not be produced without unreasonable effort or expense.

Bank is hereby authorized to deliver a copy of any financial statements or any other information relating to the business, operations, or financial condition of the Parent, the Borrower, or the Subsidiaries, which may be furnished to it or come to its attention pursuant to the Loan Documents or otherwise, to any regulatory body or agency having jurisdiction over the Bank or to any Person which shall or shall have the right or obligation to, succeed to all or any part of the Bank's interest in the Loan Documents.

     6.2 PAYMENT OF INDEBTEDNESS TO THE BANK; PERFORMANCE OF OTHER COVENANTS; PAYMENT OF OTHER OBLIGATIONS. The Borrower will (a) make full and timely payment of the principal of and interest on the Indebtedness owed hereunder; and (b) duly comply with all the terms and covenants contained in the Loan Documents.

     6.3 CONDUCT OF BUSINESS; MAINTENANCE OF EXISTENCE AND RIGHTS. The Borrower will, and will cause its Subsidiaries to, (i) do or cause to be done all things necessary to preserve and to keep in full force and effect its respective corporate existence and rights and privileges as a corporation, and will not liquidate or dissolve, and will take and fulfill, or cause to be taken and fulfilled, all actions and conditions necessary to qualify, and to preserve and keep in full force and effect its qualification, to do business as a foreign corporation in the jurisdictions in which the conduct of its business or the ownership or leasing of its properties requires such qualification, except where the failure to so qualify or maintain such qualification is reasonably likely to materially adversely affect the business, earnings, prospects, properties, or condition (financial or otherwise) of the Borrower and the Restricted Subsidiaries, taken as a whole; provided, however, that this Subsection shall not be deemed to prohibit any transaction permitted by Subsections 7.2 and 7.3 hereof, and (ii) obtain and maintain franchises, licenses, trade names, patents, trademarks, and permits which are necessary to the ownership of its property or to the continuance of its business except where the failure to obtain or maintain, either individually or in the aggregate, is reasonably likely to materially adversely affect the business earnings prospects, properties, or condition (financial or otherwise) of the Borrower and the Restricted Subsidiaries, taken as a whole.

     6.4 MAINTENANCE OF PROPERTY. The Borrower will, and will cause its Subsidiaries to, maintain its property in good condition and repair and, from time to time, make all necessary repairs, renewals, replacements, additions, betterments, and improvements thereto, so that the business carried on in connection therewith may be conducted in the ordinary course at all times.

     6.5 RIGHT OF INSPECTION; DISCUSSIONS. The Borrower will, and will cause its Subsidiaries to, permit any Bank employee or agent designated by the Bank, at the Bank's expense, to visit and inspect any of the properties, corporate books, records, papers, and financial reports of the Borrower or such Subsidiary, including the making of any copies thereof and abstracts therefrom, and to discuss its affairs, finances, and accounts with its principal officers and independent certified accountants (and by this provision the Borrower hereby authorizes and directs said accountants to discuss with any such Person the finances and accounts of the Borrower and the Subsidiaries), all upon reasonable notice, at reasonable times during normal business hours, and with reasonable frequency. The Borrower will, and will cause each of its Subsidiaries to, also permit the Bank, or its designated representative, to audit or appraise any of its respective assets or financial and business records. Each such inspection (including any audit or appraisal) shall be at the expense of the Person making the inspection, unless such inspection shall be made during the continuance of an Event of Default (in which event, the reasonable expenses of any Person making any such inspection shall be borne by the Borrower). Notwithstanding the foregoing sentence, it is understood and agreed by the Borrower that all expenses in connection with any such inspection incurred by the Borrower or any Subsidiary, any officers and employees thereof, and the independent certified accountants therefor shall be expenses payable by the Borrower and shall not be expenses of the Person making the inspection.

     6.6  NOTICES. The Borrower will promptly, and in any event, within fifteen
(15) Business Days thereafter, give notice to the Bank of:

     (a) the institution of any suit, action, or proceeding against the Borrower or any Restricted Subsidiary which is reasonably likely, in the reasonable judgment of the Borrower, to have a materially adverse effect on the business, earnings, prospects, properties, or condition (financial or otherwise) of the Borrower and the Restricted Subsidiaries, taken as a whole;

     (b) upon the obtaining of knowledge thereof by any Responsible Officer, any change in any law which is reasonably likely to have a materially adverse effect on the business, earnings, prospects, properties, or condition (financial or otherwise) of the Borrower and the Restricted Subsidiaries, taken as a whole;

     (c) copies of any notice of violation, order, or other document evidencing noncompliance with any environmental law which is reasonably likely to have a materially adverse effect on the business, earnings, prospects, properties, or condition (financial or otherwise) of the Borrower and the Restricted Subsidiaries, taken as a whole;

     (d) upon the obtaining of actual knowledge thereof by any Responsible Officer, any Event of Default, specifying the nature and period of existence thereof, what action the Borrower has taken or is taking or proposes to take with respect thereto, and an estimate of the time necessary to cure such Event of Default;

     (e) upon any Responsible Officer being aware thereof, the occurrence of any (i) ERISA Termination Event; (ii) "prohibited transaction" (within the meaning of Section 4975 of the Code or Section 406 of ERISA), other than one to which an exemption applies; (iii) failure to make a timely contribution to any Pension Plan, if such failure has given rise to a lien under Section 412 (n) of the Code; or (iv) actual, asserted, or alleged violation of ERISA, the Code, or comparable provision of applicable foreign law, that, with respect to any of the events set forth in the forgoing clauses (i) through (iv), could result in a tax, penalty, or other consequence to the Borrower, any Subsidiary, or any ERISA Affiliate in connection with any Plan, which tax, penalty, or other consequence, individually or in the aggregate, would materially affect, individually or in the aggregate, the business, earnings, prospects, properties, or condition (financial or otherwise) of the Borrower and its Restricted Subsidiaries, taken as a whole, what action the Borrower is taking or proposes to take with respect thereto, and, when known, any action taken by the IRS, the U.S. Department of Labor, the PBGC, any foreign governmental entity, or any other Person with respect thereto;

     (f) upon the obtaining of actual knowledge by any Responsible Officer, that any franchise or license held by the Borrower or any Restricted Subsidiary will be revoked, terminated, or suspended, other than any termination in connection with the sale of any assets pursuant to Subsections 7.2 and 7.3 hereof, and other the revocations, terminations, and suspensions which, individually or in the aggregate, would not have a material adverse effect on the business, earnings, prospects, properties, or condition (financial or otherwise) of the Borrower and the Restricted Subsidiaries, taken as a whole;

     (g) copies of all press releases and other written statements made available generally by the Borrower to its stockholders or to one or more financial news services concerning material developments in the business of the Borrower and the Restricted Subsidiaries, taken as a whole;

     (h) copies of any notice of the exercise of any remedy by any secured party with respect to any of the material assets or property of the Borrower and the Restricted Subsidiaries, taken as a whole; and

     (i) the occurrence of any material casualty to any material facility of the Borrower or any other force majeure (including, without limitation, any strike or other labor disturbance) materially affecting the operation or value of any such facility and which is reasonably likely to have a materially adverse effect on the business, earnings, prospects, properties, or condition (financial or otherwise) of the Borrower and the Restricted Subsidiaries, taken as a whole (specifying whether or not such casualty or force majeure is covered by insurance).

     6.7 PAYMENT OF TAXES; LIENS. The Borrower will, and will cause its Subsidiaries to, pay and discharge promptly when due:

     (a) all taxes, assessments, and governmental charges and levies imposed upon it, its income, or prof its or any of its properties, before the same shall become delinquent; and

     (b) all lawful claims of materialmen, mechanics, carriers, warehousemen, landlords, and other similar Persons for labor, materials, supplies and rentals that, if unpaid, might by law become a Lien upon any of its property;

provided, however, that none of the foregoing need be paid while the same is being contested in good faith by appropriate proceedings diligently conducted so long as adequate reserves shall have been established in accordance with Generally Accepted Accounting Principles with respect thereto, title of the Borrower or, any subsidiary, as the case may be, to the particular property shall not be divested thereby, and the right of the Borrower or such Subsidiary to use said property shall not be materially adversely affected thereby; provided, further, that any delinquency or non-payment of an immaterial amount which does not result in the imposition of a Lien which is not a Permitted Lien shall not be an Event of Default hereunder. Each of the Borrower and its Subsidiaries will file all federal, state and local tax returns and all other tax reports as required by law.

     6.8 INSURANCE OF PROPERTIES. The Borrower will, and will cause each Subsidiary to maintain, with respect to its business and properties, insurance at all times by insurance companies of nationally recognized stature and responsibility which the Borrower believes to be financially sound, of a character usually insured by corporations engaged in the same or a similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against and for by such corporations, and carry or cause to be carried, with such insurers in customary amounts (with customary deductibles), such other insurance, including public liability insurance, as is usually carried by corporations engaged in the same or a similar business similarly situated; provided, however, that all insurance maintained pursuant to this paragraph shall be carried in amounts sufficient to prevent the Borrower or any Subsidiary from incurring liability as a co-insurer under law or the terms of the applicable policy or policies.

     6.9 TRUE BOOKS. The Borrower will, and will cause its Subsidiaries to, keep proper books of record and account, in which entries will be made of all of its respective dealings and transactions in accordance with and to the extent required by Generally Accepted Accounting Principles, and establish on its books such accruals and reserves in amounts deemed adequate in the reasonable opinion of the Borrower, that, in accordance with Generally Accepted Accounting Principles, should be set aside in connection with the business of the Borrower and its Subsidiaries, including reserves for depreciation, obsolescence, amortization, third-party insurance payment, and claims and accruals for taxes based on or measured by income on profits, and for all other taxes.

     6.10 OBSERVANCE OF LAWS. The Borrower will, and will cause the Parent and its Subsidiaries to, conform to and duly observe all laws, regulations, and other valid requirements of any governmental authority with respect to the conduct of its business, the violation of which, individually or in the aggregate, is reasonably likely to materially adversely affect the business, earnings, prospects, properties, or condition (financial or otherwise) of the Borrower and its Restricted Subsidiaries, taken as a whole.

     6.11 FURTHER ASSURANCES. Upon request of the Bank, the Borrower will, and will cause Restricted Subsidiary to, duly execute and deliver or cause to be duly executed and delivered to the Bank such further instruments or documents and do and cause to be done such further acts as may be reasonably necessary or proper in the reasonable opinion of the Bank to carry out more effectively the provisions and purposes of this Agreement And the other Loan Documents.

     6.12 ERISA.

     (a) Each of the Borrower, its Subsidiaries, and the ERISA Affiliates will take all actions and fulfill all conditions necessary to maintain any and all Plans in substantial compliance with applicable requirements of ERISA, the Code, and applicable foreign law until such Plans are terminated, and the liabilities thereof discharged, in accordance with applicable law.

     (b) No domestic Pension Plan (other than a Multiemployer Plan) will incur any "accumulated funding deficiency" (within the meaning of Section 412 of the Code), and no foreign Pension Plan will be in violation of any funding requirement imposed by applicable foreign law, which deficiency or violation would or would be reasonably likely to, materially adversely affect the business, earnings, prospects, properties, or condition (financial or otherwise) of the Borrower and the Restricted Subsidiaries, taken as a whole.

     6.13 CHANGE OF NAME, PRINCIPAL PLACE OF BUSINESS, OFFICE, OR AGENT. The Borrower will provide the Bank with at least fifteen (15) Business Days' prior written notice of any change in the name of the Borrower, the Parent, or any Subsidiary, the principal place of business of the Borrower, the Parent, or any Subsidiary, the office where the books and records of the Borrower, the Parent, or any Subsidiary are kept, or any change in the registered agent of the Borrower, the Parent, or any subsidiary for the purposes of service of process.

     6.14 FINANCIAL COVENANTS. The Borrower will, in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis, maintain:

     (a) Consolidated Working Capital at each fiscal quarter end of not less than the funded portion of the Revolving Credit. If at the end of any fiscal quarter the funded portion of the Revolving Credit is zero, the minimum consolidated working capital must be a ratio of not less than 1.00 to 1.00.

     (b) A Fixed Charge Coverage Ratio at each fiscal quarter end, calculated for the preceding four consecutive fiscal quarters, of not less than 2.00 to 1.00.

     (c) Consolidated Net Worth at each fiscal quarter end of not less than the sum of (i) $31,570,000, plus (ii) fifty percent (50.0%) of cumulative Consolidated Net Income for each fiscal year during the period beginning May 1, 1996, through the end of the most recent fiscal year (but only if each such yearly amount is positive), with the computation of such Consolidated Net Income increment to be made on May 1 of each year.

     (d) A ratio of Consolidated Funded Debt to Consolidated Net Worth at each fiscal quarter end of not more than 3.5 to 1.0.


                         SECTION 7. NEGATIVE COVENANTS.

     The Borrower covenants and agrees that from the date of this Agreement until payment in full of all present or future indebtedness hereunder, and termination of all present or future credit facilities established hereunder, unless the Bank shall otherwise consent in writing, the Borrower will fully comply and will cause each Subsidiary to fully comply with the following provisions:

     7.1 LIMITATIONS ON MORTGAGES, LIENS, ETC. The Borrower will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume, or suffer or permit to exist, any Lien, other than in favor of Bank or the Permitted Liens.

     7.2 CONSOLIDATION AND MERGER, SALE OF ASSETS, ETC. The Borrower will not, and will not permit or any Restricted Subsidiary to, merge into or consolidate with, or sell, lease, or otherwise dispose of all or substantially all of its assets, directly or indirectly, in one or a series of transactions, to any other Person, or permit any other Person to merge into or consolidate with it or any Restricted Subsidiary except:

          (a) The Borrower may permit any corporation to merge into it so long as: (i) the Borrower shall be the surviving corporation; (ii) immediately after giving effect to the transaction, the Borrower shall be permitted by the provisions of this Agreement to incur at least $1.00 of additional Funded Debt; and (iii) immediately before and after giving effect to the transaction, no Event of Default shall exist;

          (b) The Borrower may merge into or consolidate with, or sell all or substantially all of its assets to, any other corporation, so long as: (i) the corporation which survives such merger or results from such consolidation or acquires such assets shall be organized under the laws of the United States of America, a state thereof or the District of Columbia; (ii) the surviving corporation shall assume, by an instrument reasonably satisfactory in form and substance to the Bank, the obligations of the Borrower under this Agreement;
(iii) immediately after giving effect to the transaction, the surviving corporation shall be permitted by the provisions of this Revolving Credit to incur at least $1.00 of additional Funded Debt; (iv) immediately before and after giving effect to the transaction, no Event of Default shall exist; and (v) an opinion of counsel (reasonably satisfactory in form and substance to the Bank) shall be delivered to the Bank upon consummation of the transaction to the effect that this Agreement, the Revolving Credit Note, or the Term Note, as applicable and the instrument referred to in the foregoing clause (ii) are legal, valid, and binding obligations of the surviving corporation, enforceable against the surviving corporation in accordance with their respective terms, and as to such other matters as to which the Bank shall have received a legal opinion on the date of this Agreement as the Bank may reasonably request;

          (c) Any Restricted Subsidiary may merge into or consolidate with (i) the Borrower; (ii) any other Restricted Subsidiary; or (iii) any other corporation, so long as (x) if such other corporation is the surviving corporation, it is organized under the laws of the United States of America, a state thereof, or the District of Columbia and, simultaneously with the consummation of such merger or consolidation, is designated a Restricted subsidiary pursuant to Subsection 7.10 hereof; (y) immediately after and giving effect to such merger or consolidation, the Borrower shall be permitted by the Provisions of this Agreement to incur at least $1.00 of additional Funded Debt; and (z) immediately before and after giving effect to the transaction, no Event of Default shall exist; and

          (d) Any Restricted Subsidiary may sell all or substantially all of its assets to (i) the Borrower; (ii) any other Restricted Subsidiary; or (iii) any other corporation, so long as (v) such transaction complies with the provisions of Subsections 7.2 and 7.3 hereof, (w) any Indebtedness of such Restricted Subsidiary to the Borrower and to any other Restricted Subsidiary is repaid prior to or contemporaneously with such transaction, (x) no Investment of such Restricted Subsidiary in the Borrower or any other Restricted Subsidiary is included among the assets sold in such transaction, (y) immediately before and after giving effect to such transaction, the Borrower shall be permitted by the provisions of this Agreement to incur at least $1.00 of additional Funded Debt, and (z) immediately before and after giving effect to such transaction, no Event of Default shall exist.

     7.3  TRANSFER AND SALE OF ASSETS; SALE AND LEASEBACK.

          (a) The Borrower will not, and will not permit any Restricted Subsidiary to, directly or indirectly, through a single transaction or a series of transactions, sell, lease, transfer, or otherwise dispose of or suffer to be sold, leased, transferred, abandoned, or otherwise disposed of, all or any part of its assets except:

               (i) The Borrower or any Restricted Subsidiary may sell its inventory, materials, and surplus and obsolete equipment in each case in the ordinary course of its business;

               (ii) The Borrower or any Restricted Subsidiary may sell all or substantially all of its assets to the extent permitted under this Agreement;

               (iii) Any Restricted Subsidiary may sell, lease, transfer, or otherwise dispose of any of its assets to the Borrower or any other Restricted Subsidiary; and

               (iv) The Borrower or any Restricted Subsidiary may sell, lease, or otherwise dispose of assets to a Person which is not an Affiliate of the Borrower for cash and/or Indebtedness issued by the purchaser of such assets in consideration therefor (each such sale, lease, or other disposition of assets pursuant to this clause (iv) being hereinafter referred to as a "sale"), so long as such sale is determined in good faith by the Borrower to be for a price or rental at least equal to the fair market sale or rental value of the assets sold, leased, or otherwise disposed of and to be in the best interest of the Borrower.

          (b) The Borrower will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, sell, transfer, or otherwise dispose of any property, whether now owned or hereafter acquired, in connection with a transaction in which it is contemplated that such property, or any portion thereof, or any other property that the Borrower or such Restricted Subsidiary, as the case may be, intends to use for substantially the same purpose as the property so sold, transferred, or otherwise disposed of, will simultaneously or subsequently be leased back to the Borrower or any Restricted Subsidiary (a "Sale Leaseback Transaction") unless:

               (i) Such Sale Leaseback Transaction involves a lease which (x) if such Lease is an Operating Lease, would be permitted pursuant to the provisions of this Agreement and, (y) if such Lease is a Capital Lease, the Attributable Indebtedness associated with such Capital Lease would be permitted pursuant to the provisions of this Agreement;

               (ii) such Sale Leaseback Transaction relates solely to property or assets with respect to which the Borrower or any Restricted Subsidiary may create a Lien pursuant to the provisions of paragraphs (f), (g), or (h) of the definition of "Permitted Liens" set forth in Subsection 1.1 hereof; and

               (iii) Such Sale Leaseback Transaction either (x) complies with the provisions of this Agreement or (y) is consummated within twelve (12) months of the date on which the construction of all the leased assets has been completed, whichever is later.

     7.4 RESTRICTED SUBSIDIARY DIVIDENDS. The Borrower will not, and it will not permit any of its Restricted Subsidiaries to, enter into any agreement, instrument, or other document which prohibits or restricts in any way or to otherwise, directly or indirectly, create or cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i) pay dividends, or make any other distribution in respect of its capital stock or any other equity interest or participation in its profits owned by the Borrower or any Restricted Subsidiary, or pay or repay any Indebtedness owed to the Borrower or any Restricted Subsidiary, (ii) make loans or advances to the Borrower, or (iii) transfer any of its properties or assets to the Borrower or any Restricted Subsidiary (subject to the rights of any holder of a Lien on any such properties or assets which Lien is a Permitted Lien).

     7.5 LIMITATIONS ON RESTRICTED PAYMENTS. Neither the Borrower nor any Restricted Subsidiary will, at any time, directly or indirectly, declare, make or pay, or incur any liability to make or pay, or cause or permit to be declared, made or paid, any Restricted Payment unless, immediately thereafter and after giving effect thereto: (i) the amount of Aggregate Adjusted Restricted Payments and Investments shall not exceed an amount equal to (x) $3,500,000 plus
(y) 50% of aggregate Consolidated Net Income for each fiscal year during the period subsequent to May 1, 1992 through the end of the then most recently completed year (or if Consolidated Net Income for any such fiscal year is a loss, minus 100% of Consolidated Net Income for such fiscal year), plus (z) 50% of aggregate Consolidated Net Income for the completed fiscal quarters of the current fiscal year, treating such completed fiscal quarters as a single accounting period (or if Consolidated Net Income for any such accounting period of completed fiscal quarters is a loss, minus 100% of Consolidated Net Income for such accounting period); (ii) the Borrower shall be permitted by the provisions of this Agreement to incur at least $1.00 of additional Funded Debt; and (iii) no Event of Default shall exist.

     7.6 LIMITATIONS ON RESTRICTED INVESTMENTS. Neither the Borrower nor any Restricted Subsidiary will, at any time, make any Restricted Investment unless immediately thereafter and after giving effect thereto: (i) the amount of Aggregate Adjusted Restricted Payments and Investments shall not exceed an amount equal to the sum of (x) $3,500,000.00, plus (y) 50% of aggregate Consolidated Net Income for each fiscal year during the period subsequent to May 1, 1992 through the end of the then most recently completed fiscal year (or if Consolidated Net Income for any such fiscal year is a loss, minus 100% of Consolidated Net Income for such fiscal year), plus (z) 50% of aggregate Consolidated Net Income for the completed fiscal quarters of the current fiscal year, treating such completed fiscal quarters as a single accounting period (or if Consolidated Net Income for any such accounting period of completed fiscal quarters is a loss, minus 100% of Consolidated Net Income for such accounting period); (ii) the Borrower shall be permitted by the provisions of this Agreement to incur at least $1.00 of additional Funded Debt; and (iii) no Event of Default shall exist.

     7.7 REGULATION U. The Borrower will not permit any part of the proceeds of the loan or loans made pursuant to this Agreement to be used to purchase or carry or to reduce or retire any loan incurred to purchase or carry any margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any such margin stock, or to be used for any other purpose which violates, or which would be inconsistent with, the provisions of Regulation U or other applicable regulation. The Borrower covenants that it is not engaged and will not become engaged as one of its principal or important activities in extending credit for the purpose of purchasing or carrying such margin stock. If requested by the Bank, the Borrower will furnish to the Bank in connection with any loan or loans hereunder, a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in said Regulation. In addition, the Borrower covenants that no part of the proceeds of the loan or loans hereunder will be used for the purchase of commodity future contracts (or margins therefor for short sales) for any commodity not required for the normal raw material inventory of the Borrower.

     7.8 TRANSACTIONS WITH AFFILIATES. Neither the Borrower nor any Restricted Subsidiary will enter into any transaction (including, without limitation, the purchase, sale, lease, or exchange of any property, the rendering of any services, or the payment of management fees) with any Affiliate, except: (i) transactions in the ordinary course of the business of the Borrower or such Restricted Subsidiary, and in good faith and upon commercially reasonable terms that are no less favorable to it than it would obtain in a comparable arm's length transaction with a Person other than an Affiliate; and (ii) transactions between the Borrower and any wholly-owned Restricted Subsidiary which are not otherwise prohibited by this Agreement.

     7.9 LIMITATION ON NATURE OF BUSINESS. The Borrower and the Restricted Subsidiaries will remain engaged in lines of business related to the businesses in which the Borrower and its Restricted Subsidiaries are currently engaged.

     7.10 RESTRICTED SUBSIDIARIES. The Borrower will not hereafter designate any corporation as a Restricted Subsidiary hereunder (and any such designation shall be without effect hereunder) unless:

               (i) The board of directors of the Borrower shall have duly adopted a resolution approving such designation, and the Bank shall have received a copy of such resolution certified by the secretary or assistant secretary of the company;

               (ii) Such corporation satisfies the requirements of the definition of "Restricted Subsidiary" set forth in this Agreement;

               (iii) No Event of Default shall exist prior to, as a result of, or immediately after giving effect to, such designation;

               (iv) Immediately after such designation and including such corporation in such determination, the Borrower shall be permitted to incur at least $1.00 of additional Funded Debt pursuant to the provisions of this Agreement;

               (v) Such corporation shall have executed a joinder agreement pursuant to the provisions of Subsection 3.2 hereof and obtained, if required by the Bank, an opinion of counsel reasonably satisfactory to it as to the due authorization, execution, and delivery of such Guaranty by such corporation; and

               (vi) The Borrower shall promptly, and in any event within seven
     (7) Business Days after such designation, give notice to the Bank of the fact of such designation, the name, jurisdiction of incorporation, principal business address, and business of such newly-designated Restricted Subsidiary, and certifications as to and computations showing compliance with the requirements of this Subsection, and shall deliver to the Bank with such notice the joinder agreement and counsel opinion, if any;

provided, however, that, for the purposes of this Subsection, any computation of any financial covenant in connection with the determination of the absence of an Event of Default or the ability of the Borrower to incur Indebtedness after giving effect to the designation of a corporation as a Restricted Subsidiary shall be made on a pro forma basis, and, without limitation, shall include the Indebtedness of such corporation in any such computation for the relevant period in the case of any such designation and include the net income or net cash from operations of such corporation in such computation in the case of any such designation. Notwithstanding the foregoing provisions of this Subsection, to the extent that a Subsidiary is not designated a Restricted Subsidiary within ninety
(90) days after the day on which such Subsidiary becomes a Subsidiary of the Borrower, such Subsidiary shall be deemed to be an Unrestricted Subsidiary. Any designation of a Person as a Restricted Subsidiary shall be irrevocable.

     7.11 CHANGES IN GOVERNING DOCUMENTS, ACCOUNTING METHODS, FISCAL YEAR. The Borrower will not, and will not permit its Subsidiaries to, amend in any respect its articles of incorporation or bylaws from that in existence on the date of this Agreement or change its respective accounting methods or practices, its depreciation or amortization policy or rates, or its fiscal year end from that in existence as of the date of the financial statements provided to the Bank pursuant to Subsection 4.5 hereof, except as required to comply with law or with Generally Accepted Accounting Principles.

     7.12 LIMITATION ON INCURRENCE OF DEBT. The Borrower agrees that throughout the term of the Revolving Credit.

     (a) Neither the Borrower nor any Restricted Subsidiary at any time, directly or indirectly, incur, create, assume, guarantee or become liable in any manner with respect to any Senior Debt unless, immediately after giving effect to such incurrence; (i) the ratio of Consolidated Senior Debt (determined immediately after giving effect to such incurrence) to Net Cash from Operations (for the four(4) most recent fiscal quarters) shall be equal to or less than
3.50 to 1.00; and (ii) no Event of Default shall exist.

     (b) For purposes of this Section 7.12, if Senior Debt or Funded Debt is incurred by the Borrower or a Restricted Subsidiary for the purpose of acquiring Voting Stock of or any assets of any Person which is not a Restricted Subsidiary and, immediately after and giving effect to such acquisition, such Person will be a Restricted Subsidiary (in the case of an acquisition of Voting Stock) or such assets will be owned by Borrower of a Restricted Subsidiary (in the case of an acquisition of assets), then the amounts of net cash from the operations of such Person or of net cash from operations attributable to such assets which would have been included in Net Cash from

Operations if such Person had been a Restricted Subsidiary or such assets had been owned by Borrower or a Restricted Subsidiary during the relevant fiscal quarters shall be included in Net Cash from Operations for the relevant fiscal quarters for purposes of determining compliance with this Section 7.12.

                          SECTION 8. EVENTS OF DEFAULT.

     The following events shall constitute "Events of Default" hereunder:

     8.1 PAYMENT OF OBLIGATIONS UNDER LOAN DOCUMENTS. The Borrower fails to make timely payment of any principal, interest, or other amount due on any indebtedness owed the Bank under the Loan Documents, or fails to make any other payment to the Bank as contemplated thereunder either by the terms hereof or otherwise when due, and such failure shall continue for five (5) days.

     8.2 REPRESENTATION OR WARRANTY. Any representation or warranty made or deemed made by the Borrower or any Restricted Subsidiary herein or in any writing furnished in connection with or pursuant to the Loan Documents, or any report certificate, financial statement, or other information provided by others and furnished by the Borrower or any Restricted Subsidiary to the Bank in connection with or pursuant to the Loan Documents, shall be false or misleading in any material respect on the date when made or when deemed made.

     8.3 COVENANTS UNDER THIS AGREEMENT. A default in the observance or performance of any of the conditions, covenants or agreements of Borrower set forth in Subsections 2.1(e), 6.5, 6.6(d) or 7.1 through 7.12, inclusive.

     8.4 OTHER COVENANTS UNDER THE LOAN DOCUMENTS. The Borrower or any other Person fails to fully and promptly perform when due (i) any other agreement, covenant, term, or condition binding on it contained in this Agreement, and such failure shall have continued unremedied for thirty (30) days after notice thereof has been given to Borrower or (ii) any agreement, covenant, term or condition binding on it contained in any other Loan Document (taking into account applicable periods of notice and cure, if any).

     8.5 PAYMENT, PERFORMANCE, OR DEFAULT OF OTHER MONETARY OBLIGATIONS. The Borrower or any Restricted Subsidiary fails to make payment on any contract obligation or of principal or interest on any Indebtedness other than that created under the Loan Documents or otherwise owed to the Bank, individually or in the aggregate, exceeding $2,500,000.00, beyond any period of grace provided with respect thereto, or fails to fully and promptly perform any other obligation, agreement, term, or condition contained in any agreement under which any such other Indebtedness is created, or there is otherwise a default or event of default thereunder, if the effect of any such failure or default is to cause, or permit the holder or holders of such indebtedness (or a trustee or other person or entity acting in behalf of such holder or holders) to cause, such indebtedness to become due prior to its stated maturity.

     8.6 COVENANTS OR DEFAULTS TO THE BANK OR OTHERS; REVOCATION OF GUARANTY. The Borrower or any Restricted Subsidiary fails to fully and promptly perform when due any agreement, covenant, term, or condition binding on it, contained in any lease, contract, or other agreement to which it is a party or in respect of which it is obligated, other than the Loan Documents and other than any monetary default (as described above), including but not limited to any failure to perform under the Note Purchase Agreement or related documents, beyond any period of grace provided with respect thereto, or there is otherwise a default or event of default thereunder, if such failure or default would, either individually or in the aggregate, materially and adversely affect the business, earnings, prospects, properties, or conditions (financial or otherwise) of the Borrower and the Restricted Subsidiaries, taken as a whole; or any Restricted Subsidiary revokes or attempts to revoke any Guaranty.

     8.7 LIQUIDATION; DISSOLUTION; BANKRUPTCY; ETC. Liquidation or dissolution of the Borrower, the Parent or any Restricted Subsidiary, suspension of the business of the Borrower or any Restricted Subsidiary, or the filing or commencement by the Borrower, the Parent or any Restricted Subsidiary of a voluntary petition, case, proceeding, or other action seeking reorganization, arrangement, readjustment of its debts, or any other relief under any existing or future law of any jurisdiction, domestic or foreign, state or federal, relating to bankruptcy, insolvency, reorganization or relief of debtors, or any other action of the Borrower, the Parent or any Restricted Subsidiary indicating its consent to, approval of, or acquiescence in, any such petition, case, proceeding, or other action seeking to have an order for relief entered with respect to it or its debts; the application by the Borrower, the Parent or any Restricted Subsidiary for, or the appointment, by consent or acquiescence of, a receiver, trustee, custodian, or other similar official for the Borrower or any Restricted Subsidiary, or for all or a substantial part of its respective property; the making by the Borrower or any Restricted Subsidiary of an assignment for the benefit of creditors; or the inability of the Borrower or any Restricted Subsidiary, or the admission by the Borrower or any Restricted Subsidiary in writing of its inability to pay its debts as they mature.

     8.8 INVOLUNTARY BANKRUPTCY, ETC. Commencement of an involuntary petition, case, proceeding, or other action against the Borrower, the Parent or any Restricted Subsidiary under the Bankruptcy Code or seeking reorganization, arrangement, readjustment of its debts, or any other relief under any existing or future law of any jurisdiction, domestic or foreign, state or federal, relating to bankruptcy, insolvency, reorganization, or relief of debtors; or the involuntary appointment of a receiver, trustee, custodian, or other similar official for the Borrower, the Parent or any Restricted Subsidiary, or for all or a substantial part of its respective property or assets; or there shall be commenced against the Borrower, the Parent or any Restricted Subsidiary any case, proceeding, or other action seeking issuance of a warrant of attachment, execution, distraint, or similar process against all or any substantial part of the assets, or property of such person which results in the entry of an order for such relief, and the continuance of any of such for sixty (60) days without being vacated, discharged, stayed, bonded, or dismissed.

     8.9 JUDGMENTS. The rendition of a judgment against the Borrower or any Restricted Subsidiary for the payment of damages or money, individually or in the aggregate, in excess of $2,500,000, if the same is not discharged or if a writ of execution or similar process is issued with respect thereto and is not stayed within the time allowed by law for filing notice of appeal of the final judgment.

     8.10 ATTACHMENT, GARNISHMENT, LIENS IMPOSED BY LAW. The issuance of a writ of attachment or garnishment against, or the imposition of a lien by operation of law on, any property of the Borrower or any Restricted Subsidiary, if the amount of the claim or the value of the affected property is in excess of $2,500,000.00, individually or in the aggregate, and if forty-five (45) days have elapsed and the proceeding or lien has not been vacated, satisfied, dismissed, or stayed pending appeal.

     8.11 ERISA.

          (a) Any domestic Pension Plan (other than a Multiemployer Plan) shall incur an "accumulated funding deficiency" (within the meaning of Section 412 of the Code) with respect to any plan year; or

          (b) Any waiver shall be sought or granted under Section 412(d) of the Code; or

          (c) Any foreign Pension Plan shall violate any funding requirement imposed by applicable foreign law; or

          (d) Any Pension Plan shall be, have been or be likely to be terminated or the subject of termination proceedings under ERISA; or

          (e) the Borrower, the Parent, any Subsidiary, or any ERISA Affiliate shall incur or be likely to incur a liability to or on account of a Pension Plan under Sections 4062, 4063, 4064, or 4201 of ERISA or comparable provision of applicable foreign law, and there shall result from one or more of the events set forth in the foregoing clauses (i) through (v) either a liability or a material risk of incurring a liability to the PBGC, any foreign governmental entity, or a Pension Plan, which could have a material and adverse effect on the business, earnings, prospects, properties, or condition (financial or otherwise) of the Borrower or the Borrower and its Restricted Subsidiaries, taken as a whole.

     8.12 CORPORATE EXISTENCE. Any act or omission (formal or informal) of the Borrower, the Parent or any Restricted Subsidiary or its officers, directors, or shareholders leading to, or resulting in, the termination, invalidation (partial or total), revocation, suspension, interruption, or unenforceability of (i) its corporate existence, rights, and privileges, or (ii) its licenses, franchises, or permits where the failure to maintain, either individually or in the aggregate, is reasonably likely to materially adversely affect the business, earnings, prospects, properties, or condition (financial or otherwise) of the Borrower and its Restricted Subsidiaries, taken as a whole.

     8.13 DEFAULTS GENERALLY. Any Event of Default based on the failure by Borrower to cause or prevent any event to occur or circumstance to exist within any period, at any time, or with respect to any period, shall be deemed to have ceased to exist or to be continuing upon the Borrower causing or preventing, as the case may be, such event to occur or circumstance to exist at any later time or with respect to any other period, as the case may be. For example, an Event of Default based on the failure to deliver a document within the required period shall be deemed to cease to exist upon the delivery of such document at any later time.

                        SECTION 9. REMEDIES OF THE BANK.

     If any one or more of the Events of Default described in Section 8 shall occur, the Bank may, at its option at any time thereafter, take one or more of the following actions: (i) Declare all amounts due and payable hereunder by the Borrower to the Bank and all other obligations and indebtedness owed by the Borrower to the Bank to be forthwith due and payable (with the exception of an Event of Default described in Subsection 8.8 in which case the amounts due and payable hereunder by the Borrower to the Bank and all other obligations and indebtedness owed by the Borrower to the Bank shall automatically become due and payable), whereupon the indebtedness owed to the Bank by the Borrower hereunder and all other obligations owed by the Borrower to the Bank with accrued interest thereon, whether contingent or direct, shall forthwith become due and payable, without presentment, demand, protest, or other notice of any kind from the Bank, all of which are hereby expressly waived, anything contained in the Loan Documents to the contrary notwithstanding, and all commitments to make Advances and the Term Loan shall terminate; (ii) require the Borrower to grant a lien or a security interest in all assets of the Borrower to the Bank, subject to the provisions of Subsection 3.1(b) hereof, and (iii) immediately proceed to do all other things provided for by law or the Loan Documents to enforce its rights hereunder and to collect all amounts owing to the Bank by the Borrower. No right, power, or remedy conferred upon the Bank by the Loan Documents shall be exclusive of any other right, power, or remedy referred to therein or now or hereafter available at law or in equity.

     Upon the occurrence of any Event of Default, Borrower shall immediately upon demand by Bank deposit with Bank cash collateral in an amount equal to the maximum amount available to be drawn at any time under all Letters of Credit then outstanding.


          SECTION 10. CHANGES IN LAW OR CIRCUMSTANCES; INCREASED COSTS.

     10.1 REIMBURSEMENT OF PREPAYMENT COSTS. If Borrower makes any payment of principal with respect to any Eurocurrency-based Advance or portion of the Term Note which bears interest at the Eurocurrency-based Rate (or converts or refunds, or attempts to convert or refund any such Advance or portion of the Term Note) on any day other than the last day of the Interest Period applicable thereto (whether voluntarily, by acceleration, or otherwise), or if Borrower fails to borrow, refund or convert any Eurocurrency-based Advance or portion of the Term Note which bears interest at the Eurocurrency-based Rate after notice has been given by Borrower to Bank in accordance with the terms hereof requesting such Advance, or if Borrower fails to make any payment of principal or interest in respect of a Eurocurrency-based Advance or portion of the Term Note which bears interest at the Eurocurrency-based Rate when due, Borrower shall reimburse Bank on demand for any resulting loss, cost or expense incurred by Bank as a result thereof, including, without limitation, any such loss, cost or expense incurred in obtaining, liquidating, employing or redeploying deposits from third parties, whether or not Bank shall have funded or committed to fund such Advance. Such amount payable by Borrower to Bank may include, without limitation, an amount equal to the excess, if any, of (a) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, refunded or converted, for the period from the date of such prepayment or of such failure to borrow, refund or convert, through the last day of the relevant Interest Period, at the applicable rate of interest for said Advance(s) or portion of the Term Note provided under this Agreement, over (b) the amount of interest (as reasonably determined by Bank) which would have accrued to Bank on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurocurrency market. Calculation of any amounts payable to Bank under this paragraph shall be made as though such Bank shall have actually funded or committed to fund the relevant Advance or portion of the Term Note through the purchase of an underlying deposit in an amount equal to the amount of such Advance and having a maturity comparable to the relevant Interest Period or portion of the Term Note; provided, however, that Bank may fund any Eurocurrency-based Advance or portion of the Term Note which bears interest at the Eurocurrency-based Rate in any manner it deems fit and the foregoing assumptions shall be utilized only for the purpose of the calculation of amounts payable under this paragraph. Upon the written request of Borrower, Bank shall deliver to Borrower a certificate setting forth the basis for determining such losses, costs and expenses, which certificate shall be conclusively presumed correct, absent manifest error.

     10.2 BANK'S EUROCURRENCY LENDING OFFICE. For any Advance or portion of the Term Note to which the Eurocurrency-based Rate is applicable, if Bank shall designate a Eurocurrency Lending Office which maintains books separate from those of the rest of Bank, Bank shall have the option of maintaining and carrying the relevant Advance or portion of the Term Note on the books of such Eurocurrency Lending Office.

     10.3 CIRCUMSTANCES AFFECTING EUROCURRENCY-BASED RATE AVAILABILITY. If with respect to any Interest Period, Bank shall determine that, by reason of circumstances affecting the interbank markets generally, deposits in eurocurrencys in the applicable amounts are not being offered to Bank for such Interest Period, then Bank shall forthwith give notice thereof to the Borrower. Thereafter, until Bank notifies Borrower that such circumstances no longer exist, the obligation of Bank to make Eurocurrency-based Advances, and the right of Borrower to convert an Advance to or refund an Advance as a Eurocurrency-based Advance or to convert or refund any portion of the Term Note to bear interest at the Eurocurrency-based Rate, shall be suspended, and the Borrower shall repay in full (or cause to be repaid in full) the then outstanding principal amount of each such Eurocurrency-based Advance or portion of the Term Note which bears interest at the Eurocurrency-based Rate covered hereby together with accrued interest thereon, and all other amounts payable hereunder on the last day of the then current Interest Period applicable to such Advance. Upon the date for repayment as aforesaid and unless Borrower notifies Bank to the contrary within two (2) Business Days after receiving a notice from Bank pursuant to this Subsection, such outstanding principal amount shall be converted to a Prime-based Advance and such portion of the Term Note shall bear interest at the Prime-based Rate as of the last day of such Interest Period.

     10.4 LAWS AFFECTING EUROCURRENCY-BASED ADVANCE AVAILABILITY. In the event that any applicable law, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not currently applicable to Bank or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by Bank (or its Eurocurrency Lending Office) with any request or directive (whether or not having the force of law) of any such authority, shall make it unlawful or impossible for Bank (or its Eurocurrency Lending Offices) to honor its obligations hereunder to make or maintain any Advance or portion of the Term Note with interest at the Eurocurrency-based Rate, Bank shall so notify Borrower and the right of Borrower to convert an Advance or portion of the Term Note or refund an Advance or portion of the Term Note as a Eurocurrency-based Advance, or bearing interest at the Eurocurrency-based Rate shall be suspended and thereafter Borrower may select as Applicable Interest Rates only those which remain available and which are permitted to be selected hereunder, and if Bank may not lawfully continue to maintain an Advance or portion of the Term Loan to the end of the then current Interest Period applicable thereto at the Eurocurrency-based Rate, Borrower shall immediately prepay such Advance or portion of the Term Note, together with interest to the date of payment, and any amounts payable under Subsection 10.1 with respect to such prepayment and the applicable Advance shall immediately be converted to a Prime-based Advance and such portion of the Term Note shall thereafter bear interest at the Prime-based Rate and the Prime-based Rate shall be applicable thereto.

     10.5 INCREASED COST OF EUROCURRENCY-BASED ADVANCES. In the event that any applicable law, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not currently applicable to Bank or any interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Bank with any request or directive (whether or not having the force of law) made by any such authority, central bank or comparable agency after the date hereof:

          (a) shall subject Bank to any tax, duty or other charge with respect to any Advance or any Note or shall change the basis of taxation of payments to Bank of the principal of or interest on any Advance or any Note or any other amounts due under this Agreement in respect thereof (except for changes in the rate of tax on the overall net income or revenues of Bank imposed by the United States of America or the jurisdiction in which such Bank's principal executive office is located); or

          (b) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by Bank or shall impose on Bank or the interbank markets any other condition affecting any Advance or any Note;

and the result of any of the foregoing is to increase the costs to Bank of making, funding or maintaining any part of the Indebtedness hereunder bearing interest at the Eurocurrency-based Rate or to reduce the amount of any sum received or receivable by the Bank under this Agreement or under any Note bearing interest at the Eurocurrency-based Rate then Bank shall promptly notify the

Borrower in writing of such fact and demand compensation therefor and, within fifteen (15) days after such notice, Borrower agrees to pay to Bank such additional amount or amounts as will compensate Bank for such increased cost or reduction. A certificate of Bank setting forth the basis for determining such additional amount or amounts necessary to compensate Bank shall be conclusively presumed to be correct save for manifest error.

     10.6 OTHER INCREASED COSTS. In the event that after the date hereof the adoption of or any change in any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not presently applicable to Bank, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by Bank with any guideline, request or directive of any such authority (whether or not having the force of law), including any risk based capital guidelines, affects or would affect the amount of capital required or expected to be maintained by Bank (or any corporation controlling Bank) and Bank determines that the amount of such capital is increased by or based upon the existence of Bank's obligations or Advances hereunder or under the Notes and such increase has the effect of reducing the rate of return on Bank's (or such controlling corporation's) capital as a consequence of such obligations or Advances hereunder to a level below that which Bank (or such controlling corporation) could have achieved but for such circumstances (taking into consideration its policies with respect to capital adequacy) by an amount deemed by Bank to be material, then the Borrower shall pay to Bank, from time to time, upon request by such Bank, additional amounts sufficient to compensate such Bank (or such controlling corporation) for any increase in the amount of capital and reduced rate of return which Bank reasonably determines to be allocable to the existence of Bank's obligations or Advances hereunder. A statement as to the amount of such compensation, prepared in good faith and in reasonable detail by Bank, shall be submitted by Bank to the Borrower, reasonably promptly after becoming aware of any event described in this Subsection 10.6 and shall be conclusive, absent manifest error in computation.


                           SECTION 11. MISCELLANEOUS.

     11.1 COURSE OF DEALING; AMENDMENT; SUPPLEMENTAL AGREEMENTS. No course of dealing between the parties hereto shall be effective to amend, modify, or change any provision of this Agreement. This Agreement may not be amended, modified, or changed in any respect except by an agreement in writing signed by the party against whom such change is to be enforced. The parties hereto may, subject to the provisions of this Subsection, from time to time, enter into written agreements supplemental hereto for the purpose of adding any provisions to this Agreement or changing in any manner the rights and obligations of the parties hereunder. Any such supplemental agreement in writing shall be binding upon the parties thereto.

     11.2 WAIVER BY THE BANK OF REQUIREMENTS. The Bank may, in its sole discretion, sign and deliver to the Borrower a written statement waiving any of the requirements of this Agreement and in such event the waiver shall be effective only in the specific instance and for the specific purpose for which given.

     11.3 WAIVER OF DEFAULT. The Bank may, in its sole discretion, by written notice to the Borrower, at any time and from time to time, waive any Event of Default and its consequences, or any default in the performance or observance of any condition, covenant, or other term hereof and its consequences. Any such waiver shall be for such period and subject to such conditions as shall be specified in any such notice. In the case of any such waiver, the Borrower and the Bank shall be restored to their former positions prior to such Event of Default or default and shall have the same rights as they had thereto, and any Event of Default or default so waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Event of Default or default, or impair any right consequent thereto.

     11.4 NOTICES. Notwithstanding any provisions to the contrary contained in the other Loan Documents, all notices, requests and demands to or upon the parties to this Agreement pursuant to any Loan Document shall be deemed to have been given or made when delivered by hand, or when deposited in the mail, postage prepaid by registered or certified mail, return receipt requested, addressed as follows or to such other address as may be hereafter designated in writing by one party to the other:

          The Borrower:       NEWBEVCO, INC.
                              One University Drive
                              Plantation, Florida 33324
                              Attention: President
                                and
                              Attention: Legal Counsel

          The Bank:           COMERICA BANK
                              500 Woodward Avenue
                              Detroit, Michigan 48226
                              Attn: U.S. Banking Dept.-East

except in cases where it is expressly herein provided that such notice, request, or demand is not effective until received by the party to whom it is addressed.

     11.5 NO WAIVER; CUMULATIVE REMEDIES. No omission or failure of the Bank to exercise and no delay in exercising by the Bank of any right, power, or privilege hereunder, shall impair such right, power, or privilege, shall operate as a waiver thereof or be construed to be a waiver thereof; nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided in the Loan Documents are cumulative and not exclusive of any rights or remedies provided by law, and the warranties, representations, covenants, and agreements made therein shall be cumulative, except in the case of irreconcilable inconsistency, in which case the provisions of this Agreement shall control.

     11.6 RELIANCE UPON, SURVIVAL OF, AND MATERIALITY OF REPRESENTATIONS AND WARRANTIES, AGREEMENTS, AND COVENANTS. All representations and warranties, agreements, and covenants made by the Borrower in the Loan Documents are material and shall be deemed to have been relied upon by the Bank and shall survive the execution and delivery of the Loan Documents and the making of the loan or loans herein contemplated, and shall continue in full force and effect so long as any indebtedness is owed to the Bank by the Borrower pursuant hereto or so long as there shall be any commitment by the Bank to make loans to the Borrower hereunder. All statements contained in any certificate to the Bank by Borrower, the Parent or any Subsidiary at any time by or on behalf of the Borrower pursuant hereto shall constitute representations and warranties by the Borrower hereunder.

     11.7 SET-OFF. Upon the occurrence of any Event of Default, the Bank is hereby authorized at any time and from time to time, without notice to the Borrower, to set off, appropriate, and apply any and all monies, securities and other property of the Borrower and all proceeds thereof, now or hereafter held or received by, or in transit to, the Bank from or for the Borrower, and also upon any and all deposits (general or special) and credits of the Borrower, if any, at the Bank or all items hereinabove referred to against all indebtedness of the Borrower owed to the Bank, whether under the Loan Documents or otherwise, whether now existing or hereafter arising. The Bank shall be deemed to have exercised such right of set-off and to have made a charge against such items immediately upon the occurrence of such Event of Default although made or entered on its books subsequent thereof.

     11.8 SEVERABILITY AND ENFORCEABILITY OF PROVISIONS. In the event that any one or more of the provisions of the Loan Documents is determined to be invalid, illegal, or unenforceable in any respect as to one or more of the parties, all remaining provisions nevertheless shall remain effective and binding on the parties thereto and the validity, legality, and enforceability thereof shall not be affected or impaired thereby. To the extent permitted by applicable law, the parties hereby waive any provision of law that renders any provision hereof invalid, illegal, or unenforceable in any respect.

     11.9 PAYMENT OF EXPENSES, INCLUDING ATTORNEYS' FEES AND TAXES. The Borrower agrees (a) to pay or reimburse the Bank for all its reasonable and customary out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, execution, and delivery of, and any amendment, supplement, or modification to, or waiver or consent under, the Loan Documents, and the consummation of the transactions contemplated thereby, including, without limitation, the reasonable and customary fees and disbursements of counsel for the Bank, taxes, and all recording or filing fees, (b) except as expressly provided otherwise herein, to pay or reimburse the Bank for all of its costs and expenses incurred in connection with the administration, supervision, collection, or enforcement of, or the preservation of any rights under, the Loan Documents, including, without limitation, the reasonable fees and disbursements of counsel for the Bank, including attorneys' fees out of court, in trial, on appeal, in bankruptcy proceedings, or otherwise, (c) without limiting the generality of provision (a) hereof, to pay or reimburse the Bank for, and indemnify and hold the Bank harmless against liability for, any and all documentary stamp taxes, non-recurring intangible taxes, or other taxes, together with any interest, penalties, or other liabilities in connection therewith, that the Bank now or hereafter determines, are payable with respect to the Loan Documents, the obligations evidenced by the Loan Documents, any Advances under the Loan Documents, and any guaranties or mortgages or other security instruments, and (d) to pay, indemnify, and hold the Bank


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harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance, and administration of the Loan Documents with the exception of the willful or gross negligence of the Bank. The agreements in this Subsection shall survive repayment of all other amounts payable hereunder or pursuant hereto, now or in the future, and shall be secured by all collateral that secures the loan or loans described herein.

     11.10 OBLIGATIONS ABSOLUTE. The obligations of the Borrower under this Agreement are primary, absolute, independent, unconditional, and irrevocable, and shall be paid and performed strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including without limitation, the following circumstances:

          (a) Any lack of validity or enforceability of any portion of any letter of credit, this Agreement, or any agreement or instrument relating thereto;

          (b) Any amendment or waiver of or any consent to or actual departure from any letter of credit, this Agreement, or any agreement or instrument relating thereto;

          (c)  Any exchange, release, or nonperfection of any collateral;

          (d) Any delay, extension of time, renewal, compromise, or other indulgence or modification granted to or agreed by the Bank, with or without notice to or approval by the Borrower in respect of any of the Borrower's indebtedness to the Bank under this Agreement; or

          (e) The failure of the Bank to give any notice to the Borrower hereunder.

     11.11 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the Bank and the Borrower, and, to the extent permitted herein, their respective successors, assignees, or transferees. In the event of such transfer or assignment, the rights and privileges herein conferred upon the Bank shall automatically extend to and be vested in the successor, assignee, or transferee of the Bank, and the Bank shall be relieved of all liability hereunder. Bank shall only assign this Revolving Credit to a related Comerica Bank entity or upon a sale or takeover of the Bank. The Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Bank.

     11.12 COUNTERPARTS; EFFECTIVE DATE. This Agreement may be signed in any number of separate counterparts, no one of which need contain all of the signatures of the parties, and as many of such counterparts as shall together contain all of the signatures of the parties shall be deemed to constitute one and the same instrument. A set of the counterparts of this Agreement signed by all parties hereto shall be lodged with the Bank. This Agreement shall become effective upon the receipt by the Bank of signed counterparts of this Agreement from each of the parties hereto or telecopy confirmation of the signing of counterparts of this Agreement by each of the parties hereto.


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     11.13 PARTICIPATIONS. The Borrower recognizes that the Bank may enter into participation agreements with other financial institutions, including one or more banks or other lenders, whereby Bank will allocate a portion of the loan or loans contemplated hereunder. For the benefit of such other banks and lenders, the Borrower agrees that such other banks and lenders shall have the same rights of set-off against the Borrower granted the Bank in Subsection 11.7 hereof. The Bank will use its best efforts to advise the Borrower of the names of any participants and the extent of their interest herein. Notwithstanding the provisions hereof, the Bank will continue at all times to be the controlling bank, notwithstanding any participation of the Revolving Credit.

     11.14 LAW OF MICHIGAN. This Agreement and the Revolving Note has been delivered and the Term Note will be delivered at Detroit, Michigan, and shall be governed by and construed and enforced in accordance with the laws of the State of Michigan, except to the extent that the Uniform Commercial Code, other personal property law or real property law of a jurisdiction where Collateral is located is applicable and except as and to the extent expressed to the contrary in any of the Loan Documents. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     11.15 CONSENT TO JURISDICTION. Borrower and Banks hereby irrevocably submit to the non-exclusive jurisdiction of any United States Federal or Michigan state court sitting in Detroit in any action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents and Borrower and Banks hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in any such United States Federal or Michigan state court. Borrower irrevocably consents to the service of any and all process in any such action or proceeding brought in any court in or of the State of Michigan by the delivery of copies of such process to Borrower at its address specified on the signature page hereto or by certified mail directed to such address or such other address as may be designated by Borrower in a notice to the other parties that complies as to delivery with the terms of Section 14.7. Nothing in this Section shall affect the right of the Bank to serve process in any other manner permitted by law or limit the right of Bank to bring any such action or proceeding against Borrower or any Restricted Subsidiary or any of its or their property in the courts of any other jurisdiction. Borrower hereby irrevocably waives any objection to the laying of venue of any such suit or proceeding in the above described courts.

     11.16 TITLE AND HEADINGS; TABLE OF CONTENTS. The titles and headings preceding the text of Sections and Subsections of this Agreement and the Table of Contents have been included solely for convenience of reference and shall neither constitute a part of this Agreement nor affect its meaning, interpretation, or effect.

     11.17 COMPLETE AGREEMENT; NO OTHER CONSIDERATION. The Loan Documents contain the final, complete, and exclusive expression of the understanding of the Borrower and the Bank with respect to the transactions contemplated by the Loan Documents and supersede any prior or contemporaneous agreement or representation, oral or written, by or between the parties related to


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the subject matter hereof. Without limiting the generality of the foregoing, there does not exist any consideration or inducement other than as stated herein for the execution, delivery and performance by the Borrower of the Loan Documents.

     11.18 LEGAL OR GOVERNMENTAL LIMITATIONS. Anything contained in this Agreement to the contrary notwithstanding, the Bank shall not be obligated to extend credit or make loans to the Borrower in an amount in violation of any limitations or prohibitions provided by any applicable statute or regulation.

     11.19 INTEREST. In the event the obligation of Borrower to pay interest on the principal balance of the Revolving Credit Note or Term Note is or becomes in excess of the maximum interest rate which Borrower is permitted by law to contract or agree to pay, giving due consideration to the execution date of this Agreement, then, in that event, the rate of interest applicable thereto shall be deemed to be immediately reduced to such maximum rate and all previous payments in excess of the maximum rate shall be deemed to have been payments in reduction of principal and not of interest.

     11.20 INDEPENDENCE OF COVENANTS. Each covenant hereunder shall be given independent effect (subject to any exceptions stated in such covenant) so that if a particular action or condition is not permitted by any such covenant (taking into account any such stated exception), the fact that it would be permitted by an exception to, or would be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default.

     11.21 AMENDMENT AND RESTATEMENT. This Agreement amends and restates in its entirety, that certain Credit Agreement dated as of February 19, 1997 between Borrower and Bank, as amended.

     11.22 WAIVER OF TRIAL BY JURY. THE BORROWER AND THE BANK HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE THE RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THE LOAN DOCUMENTS AND ANY OTHER DOCUMENT EXECUTED IN CONJUNCTION WITH THE LOAN OR LOANS HEREUNDER, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER ORAL OR WRITTEN), OR ACTION OF EITHER PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE BANK TO ENTER INTO ANY LOAN TRANSACTIONS HEREUNDER.


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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                              BORROWER:

                                              NEWBEVCO, INC.,
                                              a Delaware corporation



                                              By:  \s\ George R. Bracken
                                                 -------------------------------
                                               Name: George R. Bracken
                                               Title: Vice President-Treasurer



                                              BANK:

                                              COMERICA BANK, a Michigan banking
                                              corporation



                                              By:  \s\ Martin G. Ellis
                                                 -------------------------------
                                               Name: Martin G. Ellis
                                               Title: Vice President


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